                                                     Rule No. 424(b)(5)
                                                     Registration No. 333-43091

                               PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 24, 1998)

                                  $349,000,000
                     OCWEN HOME EQUITY LOAN TRUST 1998-OFS4

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (DEPOSITOR)

                                   LMAC, INC.
                                    (SELLER)

[OCWEN LOGO]             OCWEN FINANCIAL SERVICES, INC.
                               (MASTER SERVICER)

    The depositor will form a trust, and the trust will issue Home Equity Loan Asset-Backed Certificates, Series 1998-OFS4. The depositor is offering only those classes of certificates listed in the table below.

    The trust will include a pool of fixed and adjustable rate mortgage loans that are secured by first and second liens on residential properties. The mortgage loans are not insured or guaranteed by any person.

    The certificates are obligations only of the trust. Financial Security Assurance Inc. will guarantee certain distributions on the Class A Certificates. The Class B Certificates are not insured.

   An investment in the offered certificates, and particularly the Class B Certificates, involves significant risks. You should review the information under the caption "Risk Factors" beginning on page S-7 of this prospectus supplement and on page 15 of the attached prospectus before making a decision to invest in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined
   if this prospectus supplement or the attached   prospectus is accurate
     or complete. Making any contrary representation is a criminal offense.

                                                                              Initial Class       Certificate
                                                                             Principal Balance      Rate
Class A....................................................................    $ 331,550,000         (1)
Class B....................................................................    $  17,450,000         (1)
Total......................................................................    $ 349,000,000

        (1) The interest rate on this class may change from month to month based on the London inter-bank offered rate for one-month U.S. dollar deposits.

    Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from the depositor. See "Underwriting" in this prospectus supplement. The underwriter will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter will pay the depositor an amount equal to approximately 99.5% of the aggregate principal balance of the offered certificates plus accrued interest, before deducting issuance expenses payable by the depositor estimated to be $625,000. The offered certificates will be issued only in book-entry form only on or about December 30, 1998.

    The offered certificates are offered subject to prior sale, when, as and if issued by the trust and accepted by the underwriter and subject to its right to reject orders in whole or in part.

                            ------------------------
                            BEAR, STEARNS & CO. INC.

                                  UNDERWRITER

    DECEMBER 22, 1998

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You can find a listing of the pages where capitalized terms used in the prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-70 in this prospectus supplement.

                               TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT
                                                 PAGE
                                                ------
Summary......................................     S- 3
Risk Factors.................................     S- 7
The Mortgage Pool............................     S-12
The Master Servicer..........................     S-32
Ocwen Federal Bank F.S.B.....................     S-32
Prepayment and Yield Considerations .........     S-35
Description of the Certificates..............     S-42
Pooling and Servicing Agreement..............     S-54
The Certificate Insurer......................     S-59
Description of the Purchase Agreement........     S-62
Use of Proceeds..............................     S-62
Certain Federal Income Tax Considerations....     S-62
State Taxes..................................     S-65
ERISA Considerations.........................     S-65
Legal Investment.............................     S-68
Experts......................................     S-68
Legal Matters................................     S-68
Underwriting.................................     S-68
Ratings......................................     S-69
Index of Principal Terms.....................     S-70
Annex I......................................    A-I-1

                      PROSPECTUS
                                                  PAGE
                                                ------
Prospectus Supplement........................        3
Reports to Holders...........................        3
Available Information........................        3
Incorporation of Certain Documents by
  Reference..................................        4
Summary of Terms.............................        5
Risk Factors.................................       13
Description of the Securities................       16
The Trust Funds..............................       20
Enhancement..................................       26
Servicing of Loans...........................       28
The Agreements...............................       34
Certain Legal Aspects of Loans...............       42
The Depositor................................       50
Use of Proceeds..............................       50
Certain Federal Income Tax Considerations....       50
ERISA Considerations.........................       72
Legal Investment.............................       75
Plan of Distribution.........................       75
Legal Matters................................       75
Glossary of Terms............................       76

                                    SUMMARY

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. To better understand this offering, you should review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

TITLE OF CERTIFICATES.....................  Home Equity Loan Asset-Backed Certificates, Series 1998-OFS4.

ISSUER....................................  Ocwen Home Equity Loan Trust 1998-OFS4.

DEPOSITOR.................................  Bear Stearns Asset Backed Securities, Inc., an affiliate of the underwriter. See "THE DEPOSITOR" in the attached prospectus.

SELLER....................................  LMAC, Inc., an affiliate of the master servicer.

MASTER SERVICER...........................  Ocwen Financial Services, Inc. See "THE MASTER SERVICER" in this prospectus supplement.

SPECIAL SERVICER AND SUBSERVICER..........  Ocwen Federal Bank FSB. See "OCWEN FEDERAL BANK FSB" in this prospectus supplement.

TRUSTEE...................................  Norwest Bank Minnesota, National Association.

THE CERTIFICATE INSURER...................  Financial Security Assurance Inc., a New York stock insurance company. See "THE CERTIFICATE INSURER" in this prospectus supplement.

CUT-OFF DATE..............................  December 1, 1998, except that the Cut-off Date for any Mortgage Loan originated after December 1, 1998 will be the date of origination of that Mortgage Loan.

CLOSING DATE..............................  On or about December 30, 1998.

DISTRIBUTION DATES........................  The 25th day of each month or, if such day is not a business day, the next business day, beginning in January 1999.

RECORD DATES..............................  The day immediately before the applicable distribution date.

FINAL SCHEDULED DISTRIBUTION DATES........  The final scheduled distribution date for each class of offered certificates is as follows:

                                                         FINAL SCHEDULED
                                               CLASS    DISTRIBUTION DATE
                                               -----    ------------------
                                               A        March 25, 2031
                                               B        March 25, 2031

                                            See "PREPAYMENT AND YIELD CONSIDERATIONS--Final Scheduled
                                            Distribution Dates" in this prospectus supplement.

OFFERED CERTIFICATES
  Certificate Rates.......................  The interest rate for each class of offered certificates will adjust monthly to equal the lesser of

                                            o one-month Libor plus the margin for that class

                                                                             or

                                            o the weighted average interest rate on the mortgage loans minus
                                              0.6975% per annum for the first 60 distribution dates and 1.1975%
                                              for each distribution date thereafter.

                                            The margin for each class is set forth below

                                               Class    Margin(1)     Margin(2)
                                               -----    ---------     ---------
                                                 A        0.68%         1.36%
                                                 B        3.00%         3.50%

                                            ------------------------
                                            (1) Prior to the clean-up call date
                                            (2) On and after the clean-up call date

                                            See "DESCRIPTION OF THE CERTIFICATES--Certificate Rate" in this prospectus supplement.

  Interest Distributions..................  On each distribution date, each class of offered certificates will be entitled to interest in an amount equal to

                                            o the applicable certificate rate, multiplied by

                                            o the applicable class principal balance on the day before that distribution date, multiplied by

                                            o the days in the accrual period divided by 360, minus

                                            o the pro rata share of certain interest shortfalls, plus

                                            o any unpaid interest amounts from prior distribution dates.

  Interest Accrual Period.................  The period from the prior distribution date (or in the case of the first distribution date from the closing date) to the day before the applicable distribution date.

  Interest Calculations...................  Actual/360.

  Principal Distributions.................  The trustee will distribute principal of the classes of offered certificates in the priority discussed under the caption "DESCRIPTION
                                            OF THE CERTIFICATES--Priority of Distributions" in this prospectus supplement.

  Minimum Denominations...................  $100,000 and integral multiples of $1,000 in excess of $25,000.

  Form....................................  Book-Entry. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                            Certificates" in this prospectus supplement.
  SMMEA Eligibility.......................  The offered certificates will not be mortgage related securities.
  ERISA Eligibility.......................  Subject to satisfaction of certain conditions, ERISA plans may purchase the Class A Certificates. See "ERISA CONSIDERATIONS" in this prospectus supplement.
OTHER CERTIFICATES........................  The trust will issue subordinated Class X Certificates and Residual
                                            Certificates. The depositor is not offering these classes to the public pursuant to this prospectus supplement and the attached prospectus. The depositor is including information about these classes because they provide credit enhancement to the offered certificates.
THE MORTGAGE LOANS
  General.................................  The trust initially will include mortgage loans that existed on
                                            December 1, 1998 and additional mortgage loans that will be delivered on the closing date. Set forth below is selected information about the mortgage loans that existed on December 1, 1998.

  Fixed Rate Mortgage Loans...............  Number of loans                                                 748
                                            Aggregate principal amount                      $        85,664,883
                                            Range of loan sizes                             $         13,500 to
                                                                                            $         1,949,305
                                            Average principal amount                        $           114,525
                                            Range of interest rates                             6.38% to 18.55%
                                            Weighted average interest rate                               10.20%
                                            Range of CLTV                                      19.98% to 93.50%
                                            Weighted average CLTV                                        74.92%
                                            Range of original terms to maturity (months)
                                                                                                     120 to 360
                                            Weighted average original term to maturity
                                            (months)                                                        339
                                            Range of remaining amortization
                                            terms (months)                                           104 to 360

                                            Weighted average remaining amortization term
                                            (months)                                                        347
                                            First liens (by principal)                                   99.83%
                                            Owner occupied (by principal)                                88.03%

  Adjustable Rate Mortgage Loans..........  Number of loans                                               1,307
                                            Aggregate principal amount                             $150,553,428
                                            Range of loan sizes                                      $17,283 to
                                                                                                     $2,392,898
                                            Average principal amount                                   $115,190
                                            Range of current interest rates                     6.99% to 15.75%
                                            Weighted average interest rate                               10.83%
                                            Range of LTV                                       21.79% to 90.00%
                                            Weighted average LTV                                         76.73%
                                            Range of original terms to maturity (months)             240 to 360
                                            Weighted average original term to maturity
                                            (months)                                                        360
                                            Range of remaining amortization
                                            term (months)                                            230 to 360
                                            Weighted average remaining amortization
                                            term (months)                                                   357
                                            Range of gross margins                               4.00% to 9.00%
                                            Weighted average gross margin                                 5.67%
                                            Range of maximum rates                             13.49% to 22.25%
                                            Weighted average maximum rate                                17.26%
                                            Range of minimum rates                              4.50% to 15.75%
                                            Weighted average minimum rate                                10.75%
                                            2/28 loans (by principal)                                    85.26%
                                            3/27 loans (by principal)                                     4.42%
                                            5/25 loans (by principal)                                     0.23%
                                            6 month (by principal)                                       10.09%

PRE-FUNDING ACCOUNT.......................  On the closing date, the depositor will deposit an amount not greater than approximately $87,250,000 into a segregated pre- funding account maintained with the trustee. The trust will use this amount to buy subsequent mortgage loans from the seller after the closing date. The seller must satisfy certain conditions before it can sell subsequent mortgage loans to the trust. See "THE MORTGAGE POOL--Conveyance of
                                            Subsequent Mortgage Loans" in this prospectus supplement.

CREDIT ENHANCEMENT........................  Credit enhancement refers to a mechanism that is intended to protect the holders of certain classes of certificates against losses due to defaults by the borrowers under the mortgage loans.

                                            The Class A Certificates have the benefit of three types of credit enhancement:

                                            o the use of excess interest to cover losses and to create overcollateralization

                                            o subordination of distributions on the Class B Certificates

                                            o the financial guaranty insurance policy

                                            The Class B Certificates have the benefit of only the first form of credit enhancement. THE CLASS B CERTIFICATES ARE NOT COVERED BY THE
                                            FINANCIAL GUARANTY INSURANCE POLICY.

                                            See "DESCRIPTION OF THE CERTIFICATES" and "THE CERTIFICATE INSURER"
                                            in this prospectus supplement.

OPTIONAL TERMINATION......................  The majority holder of the Residual Certificates may, at its option, terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the sum of the principal balances of the mortgage loans delivered on the closing date and the amount initially deposited in the pre-funding account. If that holder doesn't exercise its option, the master servicer or the Certificate Insurer may do so. See "POOLING AND
                                            SERVICING AGREEMENT--Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSIDERATIONS.........  The trust will make separate elections to treat certain of its assets as a "real estate mortgage investment conduit" (the "REMIC"), creating a tiered REMIC structure. The offered certificates will represent "regular interests" in a REMIC (which will be treated as debt instruments of a REMIC for federal income tax purposes), and the right to receive certain basis risk shortfalls as described in this prospectus supplement.

                                            For further information regarding the federal income tax consequences of investing in the offered certificates, see "CERTAIN FEDERAL INCOME
                                            TAX CONSIDERATIONS" in this prospectus supplement and in the prospectus.

CERTIFICATE RATING........................  The offered certificates will not be issued unless they receive the following ratings from Standard & Poor's, a division of the
                                            McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
                                            ("Moody's") and Fitch IBCA, Inc. ("Fitch"):

                                               CLASS        S&P       MOODY'S      FITCH
                                               --------     ----      -------      -----
                                               Class A      AAA        Aaa          NA
                                               Class B       NA        Baa3        BBB-

                                            See "RATINGS" in this prospectus supplement.

                                  RISK FACTORS

     An investment in the offered certificates involves significant risks. Before you decide to invest, you should consider the following risk factors and the risk factors discussed under the heading "Risk Factors" beginning on page 15 of the prospectus.

INVESTORS MAY HAVE DIFFICULTY SELLING CERTIFICATES

     The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter will do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

THE UNIQUE FEATURES OF THE MORTGAGE LOANS CREATE SPECIAL RISKS

     There are a number of unique features of the mortgage loans that create risks which are not present with other types of residential mortgage loans including the following:

     o The Borrowers Have Less Than Perfect Credit. The originator's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the originator from making a loan but may reduce the size (and the loan-to-value ratio) of the loan the originator will make. The originator's approach to underwriting focuses primarily on the value of the mortgaged property. As a result, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

     o Certain Borrowers Have Little Equity in the Properties. Approximately 25.85% of the mortgage loans in existence on December 1, 1998 (based on principal balances) had original combined loan-to-value or loan-to-value ratios that were greater than 80% but do not have primary mortgage insurance. The values of the mortgaged properties may have declined since those mortgage loans were originated or the borrowers may have obtained additional financing on the properties. If a borrower on one of those mortgage loans defaults, there may not be enough value in the property to repay the mortgage loan, and the trust may suffer a loss.

     o Newly Originated Mortgage Loans May Default. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

     o Balloon Loans May Have Higher Rates of Default. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The trust will not have any funds to refinance a ballooon loan, and the originator is not obligated to do so.

     o Defaults on Second Lien Mortgage Loans May Result in More Severe
             Losses. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien. There may not be enough proceeds to pay both the holder of the first lien and the holder of the second lien, and the trust would suffer a loss.

     o Geographic Concentration Increases Risks. Approximately 31.47%, 13.37%, 8.39% and 6.53% of the mortgage loans in existence on December 1, 1998 (based on principal balances) are secured by properties in California, Florida, Illinois and New York, respectively. Those states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. In addition, California and Florida are more likely to experience natural disasters than many other areas. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

THE RETURN ON INVESTMENT WILL CHANGE OVER TIME

     Your pre-tax return on your investment will change from time to time for a number of reasons including the following:

     o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the offered certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance the borrower's existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance.

             A substantial majority of the mortgage loans impose a penalty on certain prepayments by the borrowers within differing periods of time (not more than five years) after the mortgage loan was originated.

             Most of the adjustable rate mortgage loans have fixed interest rates for two or three years. Those mortgage loans may have higher prepayments as they approach their first adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

     o Pre-Funding May Result in Prepayments. If the seller is unable to deliver sufficient, eligible subsequent mortgage loans to the trust during the permitted period, amounts remaining in the pre-funding account will be distributed as a prepayment to the owners of the Class A Certificates.

     o You Bear Reinvestment Risk. Asset backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

     o The Optional Termination May Affect the Yield. Your investment in the offered certificates may be ended before you desire if the optional termination is exercised. See "Description of the Certificates--Optional Termination" in this prospectus supplement.

     o Certificate Rates May be Limited. The rate at which interest accrues on each class of offered certificates is subject to a maximum rate based on the weighted average of the interest rates on the mortgage loans. If mortgage loans with relatively higher mortgage rates prepay, the maximum rates on the offered certificates will be lower than otherwise would be the case.

             The interest rates on approximately 36.27% of the mortgage loans in existence on December 1, 1998 (based on principal balances) are fixed for the lives of those mortgage loans. In addition the level of one-month LIBOR may change in a direction and/or at a rate that is different from the level of the index used to determine the interest rates on the adjustable rate mortgage loans.

ORIGINATOR HAS LITTLE PERFORMANCE HISTORY

     Ocwen Financial Services, Inc. only began its operations in May 1997. As a result, there is no meaningful history of the delinquency, default or loss experience of the mortgage loans it originates or acquires. This lack of a meaningful track record makes it more difficult to estimate the future performances of the mortgage loans in a variety of interest rate and economic environments. This difficulty may affect the prices other investors are willing to pay for your offered certificates if you try to sell them. Ocwen Financial Corporation, the parent of the master servicer, is currently analyzing possible strategic alternatives with respect to its subprime domestic wholesale operations, including the master servicer.

THE CLASS B CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE CLASS A
CERTIFICATES

     The Class B Certificates will not receive any distributions of interest until the Class A Certificates receive their interest distributions and the certificate insurer receives the supplemental premium, if any. Similarly, the Class B Certificates will not receive any principal distributions until the certificate insurer has been reimbursed for certain other payments it made to the Class A Certificates and amounts owed to it under the insurance agreement and the Class A Certificates receive their principal distributions. If the available funds are insufficient to make all of the required prior distributions, the Class B Certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers may be allocated to the Class B Certificates.

     Under the pooling and servicing agreement, the certificate insurer has the right to waive defaults by the master servicer, to direct the trustee to take certain actions and to prevent amendments without its consent. Although the certificate insurance policy does not insure the Class B Certificates, the certificate insurer will control all of the significant decisions available to certificateholders under the pooling and servicing agreement.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES

     All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans or, in the case of the Class A Certificates, payments under the financial guaranty issuance policy. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES

     As is the case with most companies using computers in their operations, the master servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failures or miscalculations. The master servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the master servicer, or any of its suppliers, customers, brokers or agents, do not successfully and timely achieve year 2000 compliance, the performance of the master servicer's obligations under the pooling and servicing agreement could be materially adversely affected.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL AFFECT THE PRICES FOR CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed including, in the case of the Class A Certificates, a change in the claims paying ability of the certificate insurer. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the offered certificates.

REMOVAL OF THE MASTER SERVICER MAY CAUSE LOSSES

     Under the pooling and servicing agreement, the master servicer may be removed in certain circumstances with the consent of the certificate insurer. The certificate insurer also may remove or fail to renew the master servicer if the master servicer or its affiliates do not comply with their obligations to the certificate insurer. Finally, an affiliate of the depositor and the underwriter may cause the master servicer to be removed under the terms of a financing agreement between an affiliate of the master servicer and the affiliate of the depositor and the underwriter. The circumstances permitting the removal of the master servicer include, among others, breaches of financial covenants and failures to make margin calls, and do not necessarily relate to the master servicer's performance of its servicing obligations to the Trust.

     If the master servicer is removed for any reason, the rate and severity of delinquencies, defaults and losses on the mortgage loans in the trust are likely to increase, and may increase significantly, at least for some period of time. If that were to happen, the rate and timing of distributions on the offered certificates, particularly on the Class B Certificates, would be adversely affected. In addition, the Class B Certificates could experience losses that might not have occured if the master servicer had not been removed.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                  INTRODUCTION

     The Home Equity Loan Asset-Backed Certificates, Series 1998-OFS4 (the "Certificates") will represent the entire beneficial interest in Ocwen Home Equity Loan Trust 1998-OFS4 (the "Trust"). The Trust will be formed, and the Certificates will be issued, pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 1998 (the "Cut-off Date"), among Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor"), LMAC, Inc., as seller (the "Seller"), Ocwen Financial Services, Inc., as master servicer (in such capacity, the "Master Servicer"), Ocwen Federal Bank FSB, as special servicer and sub-servicer (in such capacity, the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Only the Class A and Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

     The mortgage loans to be delivered on December 30, 1998 (the "Closing Date") will consist of mortgage loans in existence on December 1, 1998 (the "Statistic Calculation Mortgage Loans") and additional mortgage loans originated or acquired between the Cut-off Date and the Closing Date (collectively with the Statistic Calculation Mortgage Loans, the "Initial Mortgage Loans"). All of the Initial Mortgage Loans will have been acquired or originated by Ocwen Financial Services, Inc. (in such capacity, the "Originator"). The Seller, a wholly-owned finance subsidiary of the Originator, will acquire the Initial Mortgage Loans from the Originator on the Closing Date. In turn, the Seller will sell the Initial Mortgage Loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of December 1, 1998 (the "Purchase Agreement"), between the Seller and the Depositor.

     On the Closing Date, a portion of the proceeds from the sale of the Offered Certificates will be deposited into two segregated trust accounts maintained with the Trustee (the "Pre-Funding Account" and the "Capitalized Interest Account," respectively). Funds on deposit in the Pre-Funding Account will be used to purchase not more than approximately $87,250,000 (the "Maximum Funding Amount") of subsequent mortgage loans ("Subsequent Mortgage Loans," and together with the Initial Mortgage Loans, the "Mortgage Loans") from the Seller. All Subsequent Mortgage Loans will have been originated or acquired by the Originator in the ordinary course of its business. Funds on deposit in the Capitalized Interest Account will be used to cover shortfalls in interest collections attributable to the pre-funding mechanism.

     The Mortgage Loans will consist of Mortgage Loans that have interest rates ("Loan Rates") that are fixed for the lives of such loans ("Fixed Rate Mortgage Loans") and Mortgage Loans that have Loan Rates which adjust periodically, including loans which have Loan Rates that are fixed for a period of time and thereafter adjust ("Adjustable Rate Mortgage Loans"). The Statistic Calculation Mortgage Loans that are Fixed Rate Mortgage Loans are sometimes referred to as "Statistic Calculation Fixed Rate Mortgage Loans," and the Statistic Calculation Mortgage Loans that are Adjustable Rate Mortgage Loans are sometimes referred to as "Statistic Calculation Adjustable Rate Mortgage Loans."

     The Class A Certificates will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by Financial Security Assurance Inc. (the "Certificate Insurer"). THE CLASS B CERTIFICATES ARE NOT COVERED BY THE POLICY.

                               THE MORTGAGE POOL

GENERAL

     The Mortgage Loans in the Trust (the "Mortgage Pool") will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans. The statistical information presented in this Prospectus Supplement describes the Statistic Calculation Mortgage Loans in the Mortgage Pool and is based on the characteristics of such Mortgage Loans. Unless otherwise set forth herein, percentages set forth with respect to the Statistic Calculation Mortgage Loans are measured by the respective aggregate principal balances thereof as of the Cut-off Date after deduction of scheduled payments due on or before the Cut-off Date, whether or not received.

     The Mortgage Pool consists of 2,055 Statistic Calculation Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $236,218,310.98 (the "Cut-off Date Principal Balance"). The Mortgage Loans will have remaining terms to maturity of not more than 360 months (including both fully amortizing and Balloon Loans). As of November 30, 1998, approximately 3.81% of the Statistic Calculation Mortgage Loans were at least 30 but not more than 59 days delinquent.

     All of the Mortgage Loans are secured by first and second mortgages or deeds of trust or other similar security instruments creating first and second liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium units, townhouses and manufactured housing units (the "Mortgaged Properties").

     Approximately 2.15% of the Statistic Calculation Mortgage Loans have an amortization term that exceeds the original term to maturity of such Mortgage Loans ("Balloon Loans"), leaving a substantial payment (a "Balloon Payment") due on the maturity date.

     Approximately 77.39% of the Statistic Calculation Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within one year, two years, three years, four years or five years from origination of the Fixed Rate Mortgage Loans and within six months, one year, two years, three years, four years or five years from origination of the Adjustable Rate Mortgage Loans. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     All of the Statistic Calculation Adjustable Rate Mortgage Loans provide for semi-annual adjustment to the Loan Rate thereon and for corresponding adjustments to the scheduled monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first adjustment (the "Initial Adjustment Date") for certain of such Mortgage Loans will occur after an initial period of two years ("2/28 Loans"), three years ("3/27 Loans"), and five years ("5/25 Loans") (each such Mortgage Loan described in this proviso, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Loan Rate on each such Mortgage Loan generally will not increase or decrease by more than a fixed percentage on the Initial Adjustment Date (the "Initial Periodic Rate Cap") or by more than 1.00% on any subsequent Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Loan Rate (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate (the "Minimum Loan Rate"). The Statistic Calculation Mortgage Loans that are Delayed First Adjustment Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.075% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term and pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS--CHARACTERISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages with respect to the Statistic Calculation Fixed Rate Mortgage Loans are measured by the respective aggregate principal balances thereof as of the Cut-off Date.

PRINCIPAL BALANCES OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE

                                                                  % OF AGGREGATE
                                             PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                 NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
    PRINCIPAL BALANCE ($)        OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------   --------    -----------------    -----------------
      up to  25,000.00........        24      $    468,586.97             0.55%
 25,000.01 to  50,000.00......       168         6,577,724.07             7.68
 50,000.01 to  75,000.00......       175        10,809,739.73            12.62
 75,000.01 to 100,000.00......       100         8,695,879.43            10.15
100,000.01 to 125,000.00......        84         9,298,793.22            10.85
125,000.01 to 150,000.00......        47         6,467,485.75             7.55
150,000.01 to 175,000.00......        44         7,053,939.24             8.23
175,000.01 to 200,000.00......        20         3,726,367.13             4.35
200,000.01 to 250,000.00......        34         7,530,332.25             8.79
250,000.01 to 300,000.00......        13         3,480,173.77             4.06
300,000.01 to 350,000.00......         9         2,896,182.56             3.38
350,000.01 to 400,000.00......         5         1,877,559.68             2.19
400,000.01 to 450,000.00......         3         1,304,200.63             1.52
450,000.01 to 500,000.00......         3         1,461,034.81             1.71
500,000.01 to 550,000.00......         1           509,773.90             0.60
550,000.01 to 600,000.00......         9         5,229,763.24             6.10
600,000.01 to 650,000.00......         7         4,453,749.55             5.20
950,000.01 or above...........         2         3,823,597.26             4.46
                                  ------      ---------------          -------
     Total....................       748      $ 85,664,883.19           100.00%
                                  ------      ---------------          -------
                                  ------      ---------------          -------

  RANGE OF ORIGINAL TERMS TO MATURITY OF THE STATISTIC CALCULATION FIXED RATE
                                 MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                 RANGE OF ORIGINAL TERMS (MONTHS)                    OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
 61 to 120........................................................         1      $     13,888.47             0.02%
121 to 180........................................................       111        10,019,730.05            11.70
181 to 240........................................................         4            92,928.01             0.11
301 to 360........................................................       632        75,538,336.66            88.18
                                                                      ------      ---------------          -------
     Total........................................................       748      $ 85,664,883.19           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

 RANGE OF REMAINING AMORTIZATION TERMS OF THE STATISTIC CALCULATION FIXED RATE
                                 MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
          RANGE OF REMAINING AMORTIZATION TERMS (MONTHS)             OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
 61 to 120........................................................         1      $     13,888.47             0.02%
121 to 180........................................................        67         4,950,265.95             5.78
181 to 240........................................................         4            92,928.01             0.11
301 to 360........................................................       676        80,607,800.76            94.10
                                                                      ------      ---------------          -------
     Total........................................................       748      $ 85,664,883.19           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

     PROPERTY TYPES OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                          PROPERTY TYPE                              OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
Single Family.....................................................       590      $ 68,626,140.17            80.11%
Duplex............................................................        52         5,469,557.97             6.38
Quadraplex........................................................        23         3,506,785.74             4.09
Condo.............................................................        40         2,860,609.55             3.34
Triplex...........................................................        20         2,661,900.07             3.11
PUD...............................................................        14         1,753,362.22             2.05
Manufactured......................................................         7           529,198.14             0.62
2-4 Family........................................................         2           257,329.33             0.30
                                                                      ------      ---------------          -------
     Total........................................................       748      $ 85,664,883.19           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

   OCCUPANCY STATUS OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS(1)

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                         OCCUPANCY STATUS                            OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------    ------      ---------------          -------
Owner-Occupied....................................................       602      $ 75,410,063.09            88.03%
Non Owner-Occupied................................................       146        10,254,820.10            11.97
                                                                      ------      ---------------          -------
     Total........................................................       748      $ 85,664,883.19           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

------------------
   (1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

  RANGE OF LOAN RATES OF THE STATISTIC CALCULATION FIXED RATES MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                          LOAN RATE (%)                              OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
 6.001 to  7.000..................................................        16      $  1,880,229.42             2.19%
 7.001 to  8.000..................................................        59         7,870,600.88             9.19
 8.001 to  9.000..................................................       107        12,256,643.10            14.31
 9.001 to 10.000..................................................       151        18,251,897.19            21.31
10.001 to 11.000..................................................       172        21,561,575.11            25.17
11.001 to 12.000..................................................       139        14,297,460.96            16.69
12.001 to 13.000..................................................        57         6,447,525.58             7.53
13.001 to 14.000..................................................        18         1,303,028.32             1.52
14.001 to 15.000..................................................        13           895,588.35             1.05
15.001 to 16.000..................................................        13           596,932.58             0.70
16.001 to 17.000..................................................         2           279,784.12             0.33
18.001 to 19.000..................................................         1            23,617.58             0.03
                                                                      ------      ---------------          -------
     Total........................................................       748      $ 85,664,883.19           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

 ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE STATISTIC CALCULATION FIXED RATE
                                 MORTGAGE LOANS

                                                                                                       % OF AGGREGATE
                                                                                  PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                                    OUTSTANDING        OUTSTANDING
                                                                      NUMBER         AS OF THE          AS OF THE
             ORIGINAL COMBINED LOAN-TO-VALUE RATIO (%)                OF LOANS      CUT-OFF DATE       CUT-OFF DATE
-------------------------------------------------------------------   --------    -----------------    -----------------
15.01 to 20.00.....................................................        1       $     29,957.66             0.03%
25.01 to 30.00.....................................................        3            210,939.49             0.25
30.01 to 35.00.....................................................        3            103,930.82             0.12
35.01 to 40.00.....................................................        6            253,423.93             0.30
40.01 to 45.00.....................................................        8            517,146.79             0.60
45.01 to 50.00.....................................................       10          3,506,180.59             4.09
50.01 to 55.00.....................................................       17          1,170,805.90             1.37
55.01 to 60.00.....................................................       30          3,008,043.21             3.51
60.01 to 65.00.....................................................       55          5,704,236.87             6.66
65.01 to 70.00.....................................................       92         10,481,673.10            12.24
70.01 to 75.00.....................................................      143         16,728,891.31            19.53
75.01 to 80.00.....................................................      210         23,533,095.49            27.47
80.01 to 85.00.....................................................      109         13,387,667.91            15.63
85.01 to 90.00.....................................................       60          6,954,125.95             8.12
90.01 to 95.00.....................................................        1             74,764.17             0.09
                                                                        ----       ---------------          -------
  Total............................................................      748       $ 85,664,883.19           100.00%
                                                                        ----       ---------------          -------
                                                                        ----       ---------------          -------

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                     % OF AGGREGATE
                                                                      NUMBER    PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                        OF      OUTSTANDING AS OF    OUTSTANDING AS OF
                             LOCATION                                 LOANS     THE CUT-OFF DATE     THE CUT-OFF DATE
-------------------------------------------------------------------   ------    -----------------    -----------------
Arizona............................................................       3      $    199,509.18             0.23%
Arkansas...........................................................      10         1,294,819.06             1.51
California.........................................................     177        30,470,932.15            35.57
Colorado...........................................................       7           533,314.96             0.62
Connecticut........................................................       5           834,242.82             0.97
District of Columbia...............................................       1            70,868.59             0.08
Florida............................................................     214        20,214,286.04            23.60
Georgia............................................................      17         1,564,157.67             1.83
Idaho..............................................................       4           469,034.62             0.55
Illinois...........................................................      46         3,764,943.96             4.39
Indiana............................................................      15           651,020.59             0.76
Iowa...............................................................       1            30,317.03             0.04
Kansas.............................................................       2            59,331.25             0.07
Kentucky...........................................................       3           119,105.85             0.14
Louisiana..........................................................       6           227,610.42             0.27
Maine..............................................................       1            85,400.00             0.10
Maryland...........................................................       2            61,699.77             0.07
Massachusetts......................................................       8           598,561.96             0.70
Michigan...........................................................      34         2,430,080.26             2.84
Minnesota..........................................................       3           370,788.52             0.43
Mississippi........................................................       2            54,514.18             0.06
Missouri...........................................................      12           558,479.67             0.65
Nebraska...........................................................       3           149,656.18             0.17
New Hampshire......................................................       4           321,537.85             0.38
New Jersey.........................................................       7         1,243,040.03             1.45
New Mexico.........................................................       2           172,515.77             0.20
New York...........................................................      44         9,054,007.60            10.57
North Carolina.....................................................       4           480,829.11             0.56
North Dakota.......................................................       1            59,977.41             0.07
Ohio...............................................................      23         1,606,025.77             1.87
Oklahoma...........................................................       1            46,282.81             0.05
Oregon.............................................................       8           690,626.46             0.81
Pennsylvania.......................................................      17         1,353,141.12             1.58
Rhode Island.......................................................       2           212,400.00             0.25
Tennessee..........................................................      15         1,670,334.48             1.95
Texas..............................................................       3           176,360.88             0.21
Utah...............................................................       4           413,461.45             0.48
Virginia...........................................................      13           927,657.80             1.08
Washington.........................................................      17         2,046,287.33             2.39
Wisconsin..........................................................       7           377,722.59             0.44
                                                                      ------     ---------------          -------
     Total.........................................................     748      $ 85,664,883.19           100.00%
                                                                      ------     ---------------          -------
                                                                      ------     ---------------          -------

   DOCUMENTATION LEVEL OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                       % OF AGGREGATE
                                                                                  PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                      NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                        DOCUMENTATION LEVEL                           OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-------------------------------------------------------------------   --------    -----------------    -----------------
Full Documentation.................................................      537       $ 54,862,357.33            64.04%
Stated Income or No Documentation..................................      183         26,610,660.44            31.06
Limited or Lite Documentation......................................       28          4,191,865.42             4.89
                                                                        ----       ---------------          -------
     Total.........................................................      748       $ 85,664,883.19           100.00%
                                                                        ----       ---------------          -------
                                                                        ----       ---------------          -------

                             PREPAYMENT CHARGES(1)
                STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                       % OF AGGREGATE
                                                                                  PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                      NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                              PERIOD                                  OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-------------------------------------------------------------------   --------    -----------------    -----------------
None...............................................................      111       $  9,421,317.62            11.00%
1 Year.............................................................       50          8,866,089.72            10.35
2 Years............................................................       19          1,254,910.61             1.46
3 Years............................................................      319         39,416,294.97            46.01
4 Years............................................................        6            382,343.31             0.45
5 Years............................................................      243         26,323,926.96            30.73
                                                                        ----       ---------------          -------
     Total.........................................................      748       $ 85,664,883.19           100.00%
                                                                        ----       ---------------          -------
                                                                        ----       ---------------          -------

------------------
(1) Prepayment charges are assessed on any Statistic Calculation Fixed Rate Mortgage Loan prepaid in full or in part within the specified period.

        LOAN TYPE OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                       % OF AGGREGATE
                                                                                  PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                      NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                             LOAN TYPE                                OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-------------------------------------------------------------------   --------    -----------------    -----------------
15 Year Balloon....................................................       44       $  5,069,464.10             5.92%
Fully Amortizing...................................................      704         80,595,419.09            94.08
                                                                        ----       ---------------          -------
     Total.........................................................      748       $ 85,664,883.19           100.00%
                                                                        ----       ---------------          -------
                                                                        ----       ---------------          -------

      LIEN POSITION OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                       % OF AGGREGATE
                                                                                  PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                      NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                           LIEN POSITION                              OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-------------------------------------------------------------------   --------    -----------------    -----------------
First Lien.........................................................      742       $ 85,518,176.74            99.83%
Second Lien........................................................        6            146,706.45             0.17
                                                                        ----       ---------------          -------
     Total.........................................................      748       $ 85,664,883.19           100.00%
                                                                        ----       ---------------          -------
                                                                        ----       ---------------          -------

      CREDIT GRADE OF THE STATISTIC CALCULATION FIXED RATE MORTGAGE LOANS

                                                                                                       % OF AGGREGATE
                                                                                  PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                      NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                           CREDIT GRADE                               OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
-------------------------------------------------------------------   --------    -----------------    -----------------
A(1)...............................................................      406       $ 50,330,448.66            58.75%
B..................................................................      236         25,488,321.78            29.75
C..................................................................       58          4,706,680.23             5.49
D(2)...............................................................       48          5,139,432.52             6.00
                                                                        ----       ---------------          -------
     Total.........................................................      748       $ 85,664,883.19           100.00%
                                                                        ----       ---------------          -------
                                                                        ----       ---------------          -------

------------------------

(1) Combines A and A- Grades.

(2) Combines D and D- Grades.

STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS--CHARACTERISTICS

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages with respect to the Statistic Calculation Adjustable Rate Mortgage Loans are measured by the respective aggregate principal balances as of the Cut-off Date.

 PRINCIPAL BALANCES OF THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                      PRINCIPAL BALANCE ($)                          OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
     up to to  25,000.00..........................................        29      $    641,907.04             0.43%
 25,000.01 to  50,000.00..........................................       251        10,013,053.60             6.65
 50,000.01 to  75,000.00..........................................       310        19,175,171.55            12.74
 75,000.01 to 100,000.00..........................................       227        19,593,070.72            13.01
100,000.01 to 125,000.00..........................................       145        16,117,162.48            10.71
125,000.01 to 150,000.00..........................................        89        12,125,496.58             8.05
150,000.01 to 175,000.00..........................................        62         9,996,887.24             6.64
175,000.01 to 200,000.00..........................................        39         7,309,873.82             4.86
200,000.01 to 250,000.00..........................................        53        11,771,089.73             7.82
250,000.01 to 300,000.00..........................................        22         6,042,738.34             4.01
300,000.01 to 350,000.00..........................................        22         7,166,492.75             4.76
350,000.01 to 400,000.00..........................................        14         5,328,860.17             3.54
400,000.01 to 450,000.00..........................................        17         7,227,656.27             4.80
450,000.01 to 500,000.00..........................................        13         6,217,325.08             4.13
500,000.01 to 550,000.00..........................................         2         1,044,864.96             0.69
550,000.01 to 600,000.00..........................................         1           573,194.63             0.38
600,000.01 to 650,000.00..........................................         5         3,123,755.66             2.07
650,000.01 to 700,000.00..........................................         1           660,000.00             0.44
700,000.01 to 750,000.00..........................................         1           719,782.25             0.48
750,000.01 to 800,000.00..........................................         1           780,000.00             0.52
950,000.01 or above...............................................         3         4,925,044.92             3.27
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

RANGE OF ORIGINAL TERM TO MATURITY OF THE STATISTIC CALCULATION ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                 RANGE OF ORIGINAL TERMS (MONTHS)                    OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------

181 to 240........................................................         1      $    215,897.86             0.14%

301 to 360........................................................     1,306       150,337,529.93            99.86
                                                                      ------      ---------------          -------

     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

   PROPERTY TYPES OF THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                          PROPERTY TYPE                              OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
Single Family.....................................................     1,051      $118,630,643.49            78.80%
Duplex............................................................       104        10,281,502.94             6.83
PUD...............................................................        29         7,324,454.01             4.87
Condo.............................................................        45         5,562,371.36             3.69
Quadraplex........................................................        38         5,270,178.39             3.50
Triplex...........................................................        21         2,149,946.15             1.43
Manufactured......................................................        16         1,187,289.63             0.79
2-4 Family........................................................         3           147,041.82             0.10
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

OCCUPANCY STATUS OF THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                         OCCUPANCY STATUS                            OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
Owner-Occupied....................................................     1,129      $137,649,197.97            91.43%
Non Owner-Occupied................................................       178        12,904,229.82             8.57
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

------------------

   (1) The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

RANGE OF LOAN RATES OF THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                          LOAN RATE (%)                              OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
 6.001 to  7.000..................................................         1      $    146,158.82             0.10%
 7.001 to  8.000..................................................        13         1,986,864.77             1.32
 8.001 to  9.000..................................................        80        13,439,096.14             8.93
 9.001 to 10.000..................................................       237        32,642,847.84            21.68
10.001 to 11.000..................................................       372        41,710,289.86            27.70
11.001 to 12.000..................................................       323        36,860,042.46            24.48
12.001 to 13.000..................................................       143        12,207,360.07             8.11
13.001 to 14.000..................................................        77         6,691,115.65             4.44
14.001 to 15.000..................................................        57         4,639,400.78             3.08
15.001 to 16.000..................................................         4           230,251.40             0.15
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

    RANGE OF MAXIMUM LOAN RATES OF THE STATISTIC CALCULATION ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                      MAXIMUM LOAN RATE (%)                          OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
13.001 to 14.000..................................................         6      $    743,593.63             0.49%
14.001 to 15.000..................................................        34         8,213,459.90             5.46
15.001 to 16.000..................................................       145        22,132,986.81            14.70
16.001 to 17.000..................................................       313        38,448,962.66            25.54
17.001 to 18.000..................................................       385        41,567,062.97            27.61
18.001 to 19.000..................................................       226        23,052,228.17            15.31
19.001 to 20.000..................................................       107         9,330,672.52             6.20
20.001 to 21.000..................................................        66         4,908,059.78             3.26
21.001 to 22.000..................................................        24         2,097,542.83             1.39
22.001 to 23.000..................................................         1            58,858.52             0.04
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

    RANGE OF MINIMUM LOAN RATES OF THE STATISTIC CALCULATION ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                      MINIMUM LOAN RATE (%)                          OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
 up to 5.000......................................................         1      $     44,952.94             0.03%
 5.001 to 6.000...................................................         5           556,401.52             0.37
 6.001 to 7.000...................................................         5           463,360.56             0.31
 7.001 to 8.000...................................................        13         1,986,864.77             1.32
 8.001 to 9.000...................................................        85        13,991,148.44             9.29
 9.001 to 10.000..................................................       237        35,021,406.01            23.26
 10.001 to 11.000.................................................       371        41,503,126.97            27.57
 11.001 to 12.000.................................................       316        34,009,264.06            22.59
 12.001 to 13.000.................................................       139        11,710,572.41             7.78
 13.001 to 14.000.................................................        74         6,396,677.93             4.25
 14.001 to 15.000.................................................        57         4,639,400.78             3.08
 15.001 to 16.000.................................................         4           230,251.40             0.15
                                                                      ------      ---------------          -------
  Total...........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

  RANGE OF GROSS MARGINS OF THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE
                                     LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                         GROSS MARGIN (%)                            OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
 up to 5.000......................................................       210      $ 27,090,120.14            17.99%
 5.001 to 6.000...................................................       696        85,084,200.45            56.51
 6.001 to 7.000...................................................       373        36,132,299.82            24.00
 7.001 to 8.000...................................................        22         1,894,983.86             1.26
 8.001 to 9.000...................................................         6           351,823.52             0.23
                                                                      ------      ---------------          -------
  Total...........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

  NEXT ADJUSTMENT DATE FOR THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE
                                     LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                NEXT ADJUSTMENT DATE (MONTH/YEAR)                    OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
01/99.............................................................         7      $    613,701.95             0.41%
02/99.............................................................        12         1,504,345.47             1.00
03/99.............................................................        23         4,490,472.93             2.98
04/99.............................................................        44         5,184,967.43             3.44
05/99.............................................................        17         2,184,512.66             1.45
06/99.............................................................         7         1,435,820.56             0.95
07/99.............................................................         1            17,283.00             0.01
08/99.............................................................         1            34,869.48             0.02
09/99.............................................................         4           222,682.49             0.15
10/99.............................................................         4           296,521.69             0.20
12/99.............................................................         1           207,122.64             0.14
01/00.............................................................         3           451,705.16             0.30
02/00.............................................................         7         1,018,889.67             0.68
03/00.............................................................         8           671,021.65             0.45
04/00.............................................................         7           834,797.15             0.55
05/00.............................................................        21         2,072,241.69             1.38
06/00.............................................................        24         2,694,014.89             1.79
07/00.............................................................        32         4,031,925.63             2.68
08/00.............................................................        80        10,195,961.97             6.77
09/00.............................................................       229        25,391,060.58            16.87
10/00.............................................................       321        35,452,917.99            23.55
11/00.............................................................       284        30,573,795.92            20.31
12/00.............................................................       120        13,978,316.99             9.28
07/01.............................................................         1           140,998.64             0.09
08/01.............................................................         1           109,587.28             0.07
10/01.............................................................         2           461,639.85             0.31
11/01.............................................................         7         1,133,251.52             0.75
12/01.............................................................        37         4,804,346.00             3.19
08/03.............................................................         1           139,904.91             0.09
12/03.............................................................         1           204,750.00             0.14
                                                                      ------      ---------------          -------
  Total...........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM OF THE STATISTIC CALCULATION
                         ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
        INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM           OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
Two Years/Twenty-Eight Years......................................     1,149      $128,366,215.38            85.26%
Three Years/Twenty-Seven Years....................................        48         6,649,823.29             4.42
Five Years/Twenty-Five Years......................................         2           344,654.91             0.23
Six Months/Various................................................       108        15,192,734.21            10.09
                                                                      ------      ---------------          -------
  Total...........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

 INITIAL PERIODIC RATE ADJUSTMENT CAPS OF THE STATISTIC CALCULATION ADJUSTABLE
                              RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                         INITIAL CAP (%)                             OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
1.00..............................................................       107      $ 15,140,065.75            10.06%
2.00..............................................................     1,126       125,220,871.71            83.17
3.00..............................................................        73        10,116,105.12             6.72
6.00..............................................................         1            76,385.21             0.05
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

   ORIGINAL LOAN-TO-VALUE RATIOS OF THE STATISTIC CALCULATION ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                           PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                                              OUTSTANDING            OUTSTANDING
                                                               NUMBER          AS OF THE              AS OF THE
              ORIGINAL LOAN-TO-VALUE RATIO (%)                 OF LOANS       CUT-OFF DATE           CUT-OFF DATE
------------------------------------------------------------   --------    ---------------------    ---------------------
20.001 to 25.000............................................         1        $     34,869.48                 0.02%
25.001 to 30.000............................................         3             214,854.02                 0.14
30.001 to 35.000............................................         3             164,993.83                 0.11
35.001 to 40.000............................................         3             450,607.97                 0.30
40.001 to 45.000............................................         6             376,172.09                 0.25
45.001 to 50.000............................................        11             769,972.60                 0.51
50.001 to 55.000............................................        11           1,210,465.05                 0.80
55.001 to 60.000............................................        31           2,656,530.98                 1.76
60.001 to 65.000............................................        88          11,799,004.24                 7.84
65.001 to 70.000............................................       225          21,757,532.06                14.45
70.001 to 75.000............................................       315          35,044,884.22                23.28
75.001 to 80.000............................................       303          35,436,840.88                23.54
80.001 to 85.000............................................       200          24,283,436.74                16.13
85.001 to 90.000............................................       107          16,353,263.63                10.86
                                                                ------        ---------------              -------
  Total.....................................................     1,307        $150,553,427.79               100.00%
                                                                ------        ---------------              -------
                                                                ------        ---------------              -------

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
              STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                     NUMBER    PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                       OF      OUTSTANDING AS OF    OUTSTANDING AS OF
                             LOCATION                                LOANS     THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   ------    -----------------    -----------------
Arizona...........................................................      14      $  1,290,373.74             0.86%
Arkansas..........................................................       1            88,854.65             0.06
California........................................................     236        43,878,634.99            29.14
Colorado..........................................................       5           603,398.85             0.40
Connecticut.......................................................      20         3,738,879.71             2.48
Delaware..........................................................       1            70,140.09             0.05
District of Columbia..............................................       1            89,703.16             0.06
Florida...........................................................     116        11,356,474.32             7.54
Georgia...........................................................      11           918,454.92             0.61
Idaho.............................................................      12         1,968,386.40             1.31
Illinois..........................................................     180        16,057,345.97            10.67
Indiana...........................................................      30         2,010,497.10             1.34
Iowa..............................................................       8           604,443.83             0.40
Kansas............................................................       5           669,921.08             0.44
Kentucky..........................................................       2            79,275.72             0.05
Louisiana.........................................................       5           280,945.26             0.19
Maine.............................................................       7           693,727.39             0.46
Maryland..........................................................      10         3,398,627.23             2.26
Massachusetts.....................................................      35         4,049,793.99             2.69
Michigan..........................................................     145        11,199,876.00             7.44
Minnesota.........................................................      25         2,111,110.92             1.40
Missouri..........................................................      54         3,061,293.18             2.03
Montana...........................................................       1           285,603.05             0.19
Nebraska..........................................................       6           402,368.53             0.27
New Hampshire.....................................................       3           303,936.41             0.20
New Jersey........................................................      25         3,513,498.37             2.33
New Mexico........................................................       4           451,530.38             0.30
New York..........................................................      36         6,367,182.38             4.23
North Carolina....................................................      13         1,674,100.80             1.11
North Dakota......................................................       1            45,473.77             0.03
Ohio..............................................................      71         4,500,694.10             2.99
Oregon............................................................      26         3,778,673.48             2.51
Pennsylvania......................................................      30         2,164,031.56             1.44
Rhode Island......................................................       2           254,890.22             0.17
South Carolina....................................................       9           704,601.22             0.47
South Dakota......................................................       1           344,102.15             0.23
Tennessee.........................................................      10           704,976.18             0.47
Texas.............................................................       6           995,122.39             0.66
Utah..............................................................      19         1,964,932.87             1.31
Vermont...........................................................       3           293,378.55             0.19
Virginia..........................................................      22         2,308,261.14             1.53
Washington........................................................      69         8,923,604.40             5.93
Wisconsin.........................................................      27         2,352,307.34             1.56
                                                                     ------     ---------------          -------
     Total........................................................   1,307      $150,553,427.79           100.00%
                                                                     ------     ---------------          -------
                                                                     ------     ---------------          -------

DOCUMENTATION LEVEL OF THE STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                       DOCUMENTATION LEVEL                           OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
Full Documentation................................................       899      $ 94,417,453.95            62.71%
Stated Income or No Documentation.................................       353        46,612,471.72            30.96
Limited or Lite Documentation.....................................        55         9,523,502.12             6.33
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

                             PREPAYMENT CHARGES(1)
              STATISTIC CALCULATION ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                      % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                     NUMBER      OUTSTANDING AS OF    OUTSTANDING AS OF
                              PERIOD                                 OF LOANS    THE CUT-OFF DATE     THE CUT-OFF DATE
------------------------------------------------------------------   --------    -----------------    -----------------
None..............................................................       400      $ 43,986,780.29            29.22%
6 Months..........................................................         2           313,369.97             0.21
1 Year............................................................        40         8,782,318.02             5.83
2 Years...........................................................       660        69,897,314.88            46.43
3 Years...........................................................       178        23,926,415.55            15.89
4 Years...........................................................         4           354,546.25             0.24
5 Years...........................................................        23         3,292,682.83             2.19
                                                                      ------      ---------------          -------
     Total........................................................     1,307      $150,553,427.79           100.00%
                                                                      ------      ---------------          -------
                                                                      ------      ---------------          -------

------------------
(1) Prepayment charges are assessed on any Statistic Calculation Adjustable Rate Mortgage Loan prepaid in full or in part within the specified period.

   DISTRIBUTION BY CREDIT GRADE OF THE STATISTIC CALCULATION ADJUSTABLE RATE
                                 MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                               PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                             NUMBER OF HOME    OUTSTANDING AS OF    OUTSTANDING AS
                       CREDIT GRADE                          EQUITY LOANS      THE CUT-OFF DATE     OF CUT-OFF-DATE
----------------------------------------------------------   --------------    -----------------    -----------------
A(1)......................................................          470         $ 67,106,593.51            44.57%
B.........................................................          416           45,154,950.73            29.99
C.........................................................          173           16,062,795.24            10.67
D(2)......................................................          248           22,229,088.31            14.76
                                                                 ------         ---------------          -------
     Total................................................        1,307         $150,553,427.79           100.00%
                                                                 ------         ---------------          -------
                                                                 ------         ---------------          -------

------------------
(1) Combines A and A- Grades.

(2) Combines D and D- Grades.

THE INDEX

     As of any Adjustment Date, the Index applicable to the determination of the Loan Rate on each Adjustable Rate Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available on the date set forth in the related Mortgage Note.

     In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

UNDERWRITING STANDARDS; REPRESENTATIONS

     The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans (collectively, the "Ocwen Loans"), were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders at any time (including at origination). The Originator, however, will not itself provide second lien financing on a mortgaged property. The Ocwen Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. A majority of the Ocwen Loans provide for the payment by the mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made within six months, one year, one and one-half years, two years, three years, four years or five years from the date of origination of such Mortgage Loan as described under "--General" above. Such charges may be waived or may be prohibited by state law. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     As a result of the Originator's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the Originator's delinquency, foreclosure and loss experience than on those of lenders whose mortgage loans are originated in a more traditional manner. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. A substantial portion of the Mortgage Loans are secured by Mortgaged Properties in the same states. If the residential real estate markets in such states should experience an overall decline in property values after the date of origination of the Mortgage Loans, the rates of delinquencies, foreclosures and losses on all of the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially.

     All originations by the Originator of one- to four-family residential mortgage loans are based on loan application packages submitted through approved correspondents and brokers. Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable correspondent or broker and submitted to the Originator for approval and purchase. The correspondents and brokers receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of their quality control procedures, the Originator maintains a file with respect to each correspondent and broker including a copy of such correspondent's or broker's license and reports of any complaints received with respect to such correspondent or their brokers.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Properties that are to secure single-family mortgage loans are appraised or reviewed by qualified independent appraisers who are approved by the Originator's internal appraisal department. Such appraisers inspect the interior and/or exterior and appraise the subject property and report the property condition. Following each inspection, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and Freddie Mac. Every independent appraisal is reviewed by either the Originator or by another independent appraiser approved by the Originator before the mortgage loan is made and to the extent that such review appraisal determines a market value more than five percent less than the market value determined by the initial appraisal, such review appraisal is used in place of the initial appraisal.

     The Ocwen Loans were underwritten by the Originator's regular lending divisions pursuant to the Originator's "Full Documentation," "Lite Documentation" and "Stated Income Documentation" residential loan programs. Under each of the programs, the Originator's regular lending divisions review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, review the credit history of the applicant, calculate the Debt Ratio to determine the applicant's ability to repay the loan, review the type and use of the property being financed and review the property for compliance with the Originator's standards. In determining the ability of the applicant to repay the loan, the Originator uses the interest rate of the loan being applied for (the "Qualifying Rate"). The Originator's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations and requires their underwriters and/or the in-house appraiser to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports the outstanding loan balance.

     In general, the maximum loan amount for mortgage loans originated under the regular lending program is $750,000; however, mortgage loans on a case by case basis may be originated for a higher loan amount. The Originator underwrites one to four-family loans with Loan-to-Value Ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and Debt Ratio, as well as the type and use of the property. Under each class of underwriting criteria, the maximum combined loan-to-value ratio at origination, including any then existing second deeds of trust subordinate to the Originator's first deed of trust, is 100%. The Originator, however, will not itself provide second lien financing on a mortgaged property. Generally, none of the mortgage loans originated or acquired by the Originator will be covered by a primary mortgage insurance policy.

     The Originator verifies the income of each borrower and the source of funds under their various programs as follows: under the Full Documentation program, borrowers are generally required to submit verification of stable income for a two year period. Under the Lite Documentation program, borrowers are generally required to submit verification of stable employment for the past six months. Under the Stated Income Documentation program, the borrowers may be qualified based upon the monthly income stated on the mortgage application, without verification. The income stated must be reasonable and customary for the borrower's line of work and a copy of the business license is required or other generally acceptable evidence of business conduct. Under all of the programs, the correspondent, or the Originator if originated by the Originator, generally performs a telephone verification of the borrower's employment. For self-employed borrowers the business location and telephone number must be confirmed through an independent source, such as directory assistance or a published telephone directory.

     The Originator uses the following categories and characteristics as guidelines to grade the mortgage loans:

          "A" RISK. Under the "A" risk category, account ratings cannot be greater than 30-days past due. A maximum of 0X30-day late payment in the last 12 months, and 1X30 day late payment in the last 24 months is acceptable (or 0X30 for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs). No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. All judgments, garnishments and liens of record must be paid in full at funding. No bankruptcies may have occurred during the preceding 24 months and no notice of default may have occurred in the preceding 36 months. All bankruptcies must have been discharged or dismissed. Two years' re-established excellent credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property originated under the Full Documentation program. All non-owner occupied loans have a maximum Loan-to-Value Ratio of 80% (or 75% and 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs, respectively). The required Debt Ratio is 45% or less.

          "A-" RISK. Under the "A-" risk category, account ratings cannot be greater than 30-days past due. A maximum of 2X30-day late payments in the last 12 months is acceptable on a mortgage loan. No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. No notice of default may have occurred in the preceding 24 months. One year's re-established credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property under the Full Documentation program only. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 80% under the Full Documentation program or 75% under the Lite Documentation program (or 70% for mortgage loans originated under the Stated Income program). The maximum Debt Ratio is 50%.

          "B" RISK. Under the "B" risk category, account ratings cannot be greater than 60-days past due. A maximum of 4X30 or 2X30 and 1X60 day late payments in the last 12 months is acceptable on a mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period", i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. One year's re-established credit since discharge or dismissal is required. No notice of default may have occurred in the preceding 24 months. A maximum Loan-to-Value Ratio of 85% (or 80% for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs) is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 75% under the Full Documentation, 70% under the Lite Documentation and 65% under the Stated Income Documentation programs. The maximum Debt Ratio is 55% for Loan-to-Value Ratios equal to or less than 70% and 50% for Loan-to-Value Ratios greater than 70%.

          "C" RISK. Under the "C" risk category, account ratings cannot be greater than 90-days past due. The majority of the credit must not be currently delinquent. A maximum of 6X30 or 3X30 and 1X60 or 2X30 and 1X90 day late payments in the last 12 months is acceptable. For purposes of determination whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. A mortgagor may be in Chapter 11 or Chapter 13 bankruptcy proceedings immediately prior to the mortgage loan by the Originator or have been in bankruptcy proceedings within the preceding one year if the mortgagor has remained current on existing mortgage loan payments for the preceding 12 months, has emerged from such bankruptcy proceedings prior to or contemporaneously with the making of such mortgage loan by the Originator and the Loan-to-Value Ratio of the mortgage loan extended by the Originator does not exceed 70%. No notice of default may have occurred in the preceding 12 months. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 70% under the Full Documentation, 65% under the Lite Documentation and 60% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

          "D" RISK. Under the "D" risk category, account ratings cannot be greater than 180-days past due in the last 12 months. A maximum 120 days past due (or over 120 days with a Loan-to-Value Ratio of 70% or less) in the last 12 months is acceptable. No notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor cannot be currently in bankruptcy on a purchase but a recent discharge or dismissal is allowed. On refinances the mortgagor can be currently in a Chapter 11 or Chapter 13 bankruptcy proceeding. The proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

          "D-" RISK. Under the "D-" risk category, account ratings are not taken into consideration. Notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor can be currently in bankruptcy and proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 70% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied mortgage loans are allowed at a maximum Loan-to-Value Ratio of 60% regardless of the documentation program. The maximum Debt Ratio is 60%.

          EXCEPTIONS. As described above the Originator uses the foregoing categories and characteristics as guidelines only. On a case by case basis only, the Originator may determine that the prospective mortgagor warrants a risk upgrade or an exception from certain requirements of a particular risk category. A one level credit upgrade in "B" and "C" risk grade loans only may be allowed if the application reflects certain compensating factors, among others: low Loan-to-Value Ratio, stable employment, ownership of current residence of 5 or more years and condition of the property. An exception may also be granted if the applicant has tendered a minimum down payment of 20% or more, the new loan reduces the applicant's housing expense by more than 25% and if the mortgage credit history is rated 0X30 or 1X30 in the last 12 months. In addition, certain of the Mortgage Loans were graded by the Originator by means of a proprietary automated risk grading system that may upgrade or downgrade the risk grading accorded a loan on the basis of certain compensating or countervailing factors.

     The Originator will make representations and warranties with respect to all of the Mortgage Loans as of the date of transfer to the Trust. The Originator will be obligated to repurchase Mortgage Loans in respect of which a material breach of the representations and warranties has occurred (other than those breaches which have been cured).

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Statistic Calculation Mortgage Loans in the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. Additional mortgage loans will be included in the Mortgage Pool prior to the issuance of the Certificates but such mortgage loans will not materially alter the characteristics of the Statistic Calculation Mortgage Loans as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Initial Mortgage Loans at the time the Certificates are issued, although the range of Loan Rates and maturities and certain other characteristics of the Initial Mortgage Loans may vary.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Seller expects to sell Subsequent Mortgage Loans to the Trust during the period (the "Funding Period") from the Closing Date until the earliest of
(i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Agreement or (iii) the close of business on February 26, 1999. The purchase price for such Subsequent Mortgage Loans will equal the outstanding principal balances thereof as of the related Cut-off Dates and will be paid by withdrawal of funds on deposit in the Pre-Funding Account. The Subsequent Mortgage Loans may have characteristics which differ from the Initial Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans. Following the end of the Funding Period, the Depositor will file a report on Form 8-K that will list all of the Mortgage Loans by the same characteristics described herein.

     The obligation of the Trust to purchase Subsequent Mortgage Loans on any date during the Funding Period (each date on which such a purchase occurs is a "Subsequent Transfer Date") is subject to the following requirements in addition to other requirements set forth in the Agreement, any of which (except for the requirements stated in clause (vi) of this paragraph) may be waived or modified in any respect by the Certificate Insurer: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Cut-off Date;
(ii) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for "Balloon Loans";
(iii) no more than 40% of the Mortgage Loans (including the Subsequent Mortgage Loans) are Fixed Rate Mortgage Loans; (iv) such Subsequent Mortgage Loan will not have a Loan Rate less than 7.00%; (v) the Principal Balance of each Subsequent Mortgage Loan will not exceed $1,500,000; and (vi) such Subsequent Mortgage Loan will otherwise be acceptable to the Certificate Insurer.

     Following the addition of the Subsequent Mortgage Loans to the Trust, the Mortgage Loans (including the applicable Subsequent Mortgage Loans, if any) will have the following characteristics:

FIXED RATE MORTGAGE LOANS
Weighted Average Loan Rate....................................   At least 10.00%
Weighted Average Remaining
  Term to Stated Maturity.....................................   At least 348 months
Weighted Average Original
  Combined Loan-to-Value Ratio................................   Not more than 76.00%
Maximum Balloon Loan percentage...............................   Not more than 7.00%
Maximum state concentration percentage........................   Not more than 37.00%
Maximum zip code concentration percentage.....................   Not more than 2.25%
Maximum non-owner occupied percentage.........................   Not more than 12.50%
Maximum second lien percentage................................   Not more than 0.20%

ADJUSTABLE RATE MORTGAGE LOANS
Weighted Average current Loan Rate............................   At least 10.70%
Weighted Average Remaining
  Term to Stated Maturity.....................................   At least 357 months
Weighted Average Original
  Loan-to-Value Ratio.........................................   Not more than 78.00%
Maximum state concentration percentage........................   Not more than 32.00%
Maximum zip code concentration percentage.....................   Not more than 2.00%
Maximum non-owner occupied percentage.........................   Not more than 8.50%
Minimum first lien percentage.................................   100.00%

                              THE MASTER SERVICER

     Pursuant to the terms of the Agreement, Ocwen Financial Services, Inc. will act as master servicer. In connection with its duties under the Agreement, Ocwen Financial Services, Inc. will appoint Ocwen Federal Bank FSB as subservicer.

                             OCWEN FEDERAL BANK FSB

     The information set forth in the following paragraphs has been provided by Ocwen Federal Bank FSB. None of the Depositor, the Trustee, the Underwriter, the Certificate Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     Ocwen Federal Bank FSB ("Ocwen"), a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida, will serve as the Special Servicer and the Subservicer for the Mortgage Loans (in such capacities, the "Special Servicer" and the "Subservicer", respectively). Ocwen is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At September 30, 1998, Ocwen had approximately $2.61 billion in assets, approximately $2.34 billion in liabilities and approximately $269.4 million in equity. At September 30, 1998, Ocwen tangible and leveraged capital ratio was approximately 10.11% and its risk-based capital ratio was approximately 18.00%. For the nine months ended September 30, 1998, Ocwen income from continuing operations was approximately $84.5 million.

     In its capacity as subservicer, Ocwen will perform the day-to-day servicing duties on behalf of the Master Servicer. Compensation to the subservicer will be paid by the Master Servicer from the Servicing Fee.

     Pursuant to the terms of the Agreement, when a Mortgage Loan becomes 90 days or more delinquent, the responsibility for servicing such Mortgage Loan will be transferred to the Special Servicer. The Special Servicer will maintain responsibility for the servicing of such Mortgage Loan until it is either brought current or liquidated. As compensation for its services under the Agreement, the Special Servicer will be entitled to receive the Servicing Fee in connection with the Mortgage Loans serviced by it (each, a "Specially Serviced Mortgage Loan"). In addition, the Special Servicer is entitled to a fee in connection with the liquidation of Specially Serviced Mortgage Loans (the "Special Servicer Incentive Fee") which will be paid prior to liquidation proceeds being distributed to Certificateholders and to additional compensation (the "Special Servicer Fee") with respect to each Specially Serviced Mortgage Loan. The payment of the Special Servicer Incentive Fee will reduce the Available Distribution Amount prior to distributions to Certificateholders on any Distribution Date. Notwithstanding the previous sentence, on any Distribution Date on which (i) the required overcollateralization level is not met, (ii) the overcollateralization amount is reduced because of losses or (iii) any Insured Payments have not been reimbursed, the Special Servicer Incentive Fee will not be paid until the Offered Certificates have received their current distributions for that Distribution Date.

     The Special Servicer Fee will equal the sum of (a) $166 per Specially Serviced Mortgage Loan payable immediately upon such Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (b) upon such Specially Serviced Mortgage Loan becoming 150 days or more delinquent, $166 per month for the next twelve months regardless of whether such Specially Serviced Mortgage Loan is cured. Pursuant to the terms of the Agreement, the Special Servicer Fee will be paid after distributions are made to the Offered Certificateholders.

     The major business of the Special Servicer has been the resolution of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans.

     The following table sets forth, for the non-conforming credit mortgage loan ("BCD Mortgage Loan") servicing portfolio serviced by the Special Servicer as of December 31, 1996 and 1997, and as of September 30, 1998, certain information relating to the delinquency experience (including loans in foreclosure included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

     The following tables set forth, for the BCD Mortgage Loan servicing portfolio derived from the Special Servicer as of December 31, 1996 and 1997, and as of September 30, 1998, certain information relating to the foreclosure, REO and loan loss experience of BCD Mortgage Loans included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others) at the end of the indicated periods.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                            AS OF                                            AS OF
                                      DECEMBER 31, 1996                                DECEMBER 31, 1997
                          ------------------------------------------      --------------------------------------------
                                                              PERCENT                                           PERCENT
                                         BY       PERCENT       BY                        BY        PERCENT       BY
                          BY NO.       DOLLAR     BY NO.      DOLLAR      BY NO.        DOLLAR      BY NO.      DOLLAR
                          OF LOANS     AMOUNT     OF LOANS    AMOUNT      OF LOANS      AMOUNT      OF LOANS    AMOUNT
                          --------    --------    --------    ------      --------    ----------    --------    ------
Total Portfolio........     2,834     $305,085     100.00%    100.00%      21,827     $2,318,261     100.00%    100.00%
Period of Delinquency:
  30-59 Days...........       107       10,554       3.78%     3.46%          437         41,429       2.00%      1.79%
  60-89 Days...........        38        4,321       1.34%     1.42%          171         17,803       0.78%      0.77%
  90 Days or more......       138       17,969       4.87%     5.89%          302         36,878       1.38%      1.59%
Total Delinquent
  Loans................       283       32,844       9.99%    10.77%          910         96,110       4.17%      4.15%
Loans in
  Foreclosure(1).......       136       17,805       4.80%     5.84%          281         34,663       1.29%      1.50%

                                                                                  AS OF SEPTEMBER 30, 1998
                                                                        --------------------------------------------
                                                                                                              PERCENT
                                                                                        BY        PERCENT       BY
                                                                        BY NO.        DOLLAR      BY NO.      DOLLAR
                                                                        OF LOANS      AMOUNT      OF LOANS    AMOUNT
                                                                        --------    ----------    --------    ------
Total Portfolio......................................................    63,740     $5,359,177     100.00%    100.00%
Period of Delinquency:
  30-59 Days.........................................................     3,065        225,999       4.81%      4.22%
  60-89 Days.........................................................     1,355        100,865       2.13%      1.88%
  90 Days or more....................................................     3,845        317,270       6.03%      5.92%
Total Delinquent Loans(1)............................................     8,265        644,134      12.97%     12.02%
Loans in Foreclosure(2)..............................................     1,673        166,388       2.62%      3.10%

------------------
(1) Includes 3,384 loans totaling $248,395,408 for September 30, 1998 which were delinquent at the time of transfer to the Special Servicer.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans".

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                                      AS OF                  AS OF                   AS OF
                                                DECEMBER 31, 1996      DECEMBER 31, 1997       SEPTEMBER 30, 1998
                                                ------------------    --------------------    --------------------
                                                BY NO.       BY       BY NO.        BY        BY NO.        BY
                                                  OF       DOLLAR       OF        DOLLAR        OF        DOLLAR
                                                LOANS      AMOUNT     LOANS       AMOUNT      LOANS       AMOUNT
                                                ------    --------    ------    ----------    ------    ----------
Total Portfolio..............................   2,834     $305,085    21,827    $2,318,261    63,740    $5,359,177
Foreclosed Loans(1)..........................      34        3,329        66         7,387       615        47,596
Foreclosure Ratio(2).........................    1.20%        1.09%     0.30%         0.32%     0.96%         0.89%

------------------
(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Special Servicer.

(2) The Foreclosure Ratio is equal to the aggregate principle balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, or mortgage loans in the Total Portfolio at the end of the indicated period.

                          LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                                           AS OF
                                                                  AS OF                AS OF            SEPTEMBER 30,
                                                              DECEMBER 31, 1996    DECEMBER 31, 1997        1998
                                                              -----------------    -----------------    --------------
Total Portfolio(1)..........................................      $ 305,085           $ 2,318,261         $5,359,177
Net Gains/(Losses)(2)(3)....................................             24                (1,209)           (10,776)
Net Gains/(Losses) as a Percentage of Total Portfolio.......           0.01%                (0.05)%           (0.201)%

------------------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

(3) Includes $1,294,883 as of September 30, 1998 of losses attributable to loans which were delinquent at the time of transfer to the Special Servicer.

     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Special Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Special Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The Special Servicer commenced receiving applications for mortgage loans under its BCD Mortgage Loan program in December 1994. Accordingly, the Special Servicer (whether as an originator or acquirer of mortgage loans or as a servicer of such mortgage loans) does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Special Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). The Mortgage Loans may be prepaid by the Mortgagors at any time.

THE CERTIFICATE RATES

     The Certificate Rate (as defined herein) for each Class of Offered Certificates is subject to the applicable Net Funds Cap (as defined herein). Each Net Funds Cap on any Distribution Date is determined, in part, by reference to the weighted average Loan Rate of the Mortgage Loans minus the Expense Fee Rate (the "Net Loan Rate") in effect at the beginning of the related Due Period. The "Expense Fee Rate" is 0.6975% per annum for the first 60 Distribution Dates and 1.1975% per annum thereafter. All of the Loan Rates on the Fixed Rate Mortgage Loans are fixed for the lives of such Mortgage Loans. If Mortgage Loans bearing higher Loan Rates were to prepay at rates faster than Mortgage Loans with lower Loan Rates, the Net Funds Cap would be lower than otherwise would be the case.

     The yield to investors in the Offered Certificates also will be sensitive to, among other things, the level of One-Month LIBOR (as defined herein) and the levels of the Index. Substantially all of the Initial Adjustable Rate Mortgage Loans are Delayed First Adjustment Mortgage Loans which will bear interest at fixed Loan Rates for 24, 36 or 60 months, after origination of such Mortgage Loans. Although each of the Adjustable Rate Mortgage Loans bears interest at an adjustable rate, such rate is subject to a Periodic Rate Cap, a Minimum Mortgage Rate and a Maximum Mortgage Rate. If the Index increases substantially between Adjustment Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the Index plus the related Gross Margin due to the constraint of such caps and floors. In such event, the related Loan Rate will be less than would have been the case in the absence of such caps. In addition, the Loan Rate applicable to any Adjustment Date will be based on the Index related to the Adjustment Date. Thus, if the value of the Index with respect to a Mortgage Loan rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the Net Funds Cap. Furthermore, Mortgage Loans that have not reached their first Adjustment Date are more likely to be subject to the applicable Periodic Rate Cap on their first Adjustment Date. See "THE MORTGAGE POOL" herein. Although the Holders of the Offered Certificates will be entitled to receive the related LIBOR Carryover Amount (as defined herein) to the extent funds are available therefor as described herein, and in the priority set forth herein, there is no assurance that sufficient funds will be available therefor.

     Although the Loan Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Loan Rates adjust less frequently than the Certificate Rates and adjust by reference to the Index. In addition a Delayed First Adjustment Mortgage Loan may not have a first adjustment date for a period of up to five years following origination. Changes in One-Month LIBOR may not correlate with changes in the Index and may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the Offered Certificates.

CLASS B CERTIFICATES

     The Class B Certificates provide credit enhancement for the Class A Certificates and may absorb losses on the Mortgage Loans. The weighted average life of, and the yield to maturity on, the Class B Certificates will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a Holder of the Class B Certificates, the actual yield to maturity on such Holder's Certificate may be lower than the yield expected by such Holder based on such assumption. The timing of losses on the Mortgage Loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Principal Balance (as defined herein) of the Class B Certificates if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates, following all distributions on a Distribution Date, exceeds the Pool Principal Balance. As a result of such reductions, less interest will accrue on the Class B Certificates than otherwise would be the case.

     The Available Distribution Amount (as defined herein) includes the net proceeds in respect of principal received upon liquidation of a Mortgage Loan. If such net proceeds are less than the unpaid principal balance, the Pool Principal Balance will decline more than the aggregate Class Principal Balance of the Offered Certificates, thereby reducing the amount of overcollateralization. If such difference is not otherwise covered by the cashflow priorities, the Class B Certificates will bear such loss. In addition, the Class B Certificates will not be entitled to any principal distributions prior to the Stepdown Date (as defined herein) or during the continuation of a Stepup Trigger (as defined herein) (unless the Class A Certificates have been paid in full). Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class B Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

     If the Certificate Insurer makes Insured Payments, a supplemental premium could be payable to the Certificate Insurer which would reduce the Available Distribution Amount available to pay the current interest on, and the principal of, the Class B Certificates. In addition, the Special Servicer is entitled to the Special Servicer Incentive Fee which is based, in part, on a percentage of the reduction in the loss on defaulted loans resolved by it. The Special Serivcer Incentive Fee may reduce the Available Distribution Amount which could result in shorfalls in amounts available for distribution on the Class B Certificates.

PREPAYMENTS

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

     The rate of prepayment on the Mortgage Loans cannot be predicted. All of the Mortgage Loans may be prepaid in whole or in part at any time. A majority of the Mortgage Loans are subject to prepayment charges under certain circumstances during a one year, one and one-half year, two year, three year, four year or five year period from origination, in the case of the Fixed Rate Mortgage Loans and during a six month, one year, two year, three year, four year or five year period from origination, in the case of the Adjustable Rate Mortgage Loans, as specified in the related Mortgage Note. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Fixed Rate Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. The existence of the applicable Periodic Rate Cap, Maximum Loan Rate and Minimum Loan Rate also may affect the likelihood of prepayments. In addition, the delinquency and loss experience of adjustable rate mortgage loans may differ from that of fixed rate mortgage loans because the amount of the monthly payments on the adjustable rate mortgage loans are subject to adjustment on each Adjustment Date. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on the Delayed First Adjustment Mortgage Loans which are in the initial fixed rate period, are sensitive to prevailing interest rates. The prepayment behavior of such Mortgage Loans may differ from that of the other Mortgage Loans. As a Delayed First Adjustment Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance such loan to avoid an increase in the Loan Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Loan Rate before adjustment.

     The average life of the Offered Certificates and, if purchased at other than par, the yields realized by holders of the Offered Certificates will be sensitive to levels of payment (including prepayments) on the Mortgage Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of prepayments of the Mortgage Loans. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of prepayments.

     In addition to the foregoing factors affecting the weighted average life of the Offered Certificates, the use of certain excess cashflow to pay principal of the Offered Certificates then entitled to principal distributions will result in the acceleration of the Offered Certificates, relative to the amortization of the Mortgage Loans in early months of the transaction. This acceleration feature creates overcollateralization which results from the excess of the Pool Principal Balance of Mortgage Loans over the aggregate Class Principal Balance of the Offered Certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

FINAL SCHEDULED DISTRIBUTION DATES

     The Final Scheduled Distribution Date for each Class of Offered Certificates is set forth under "SUMMARY--Final Scheduled Distribution Dates" herein. The Final Scheduled Distribution Date for the Class A and Class B Certificates has been set to March 25, 2031. It is expected that the last actual Distribution Date for each Class of Offered Certificates will occur significantly earlier than such Final Scheduled Distribution Dates but such final Distribution Date could occur later than the applicable Final Scheduled Distribution Date.

MANDATORY PREPAYMENT

     In the event that at the end of the Funding Period amounts remain in the Pre-Funding Account, the Holders of the Class A Certificates will receive an additional distribution allocable to principal in an amount equal to such remaining amount. Although there can be no assurance, the Seller anticipates that there should be no material principal prepayment to the Certificateholders due to a lack of Subsequent Mortgage Loans.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and (i) with respect to the Fixed Rate Mortgage Loans approximately an additional 1.9091% (precisely 21/11ths) (expressed as a percentage per annum) in each month thereafter until the twelfth month and (ii) with respect to the Adjustable Rate Mortgage Loans, approximately an additional 2.3636% (precisely 26/11ths) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 25% and 30% per annum each month as assumed for the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans, respectively. As used in the table below, 100% Prepayment Assumption assumes a conditional prepayment rate equal to 100% of the Prepayment Assumption. Correspondingly, 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and 200% Prepayment Assumption assumes prepayment rates equal to 200% of the Prepayment Assumption. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

STRUCTURING ASSUMPTIONS

     For the purpose of the tables below, it is assumed (the "Structuring Assumptions") that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Offered Certificates is December 30, 1998,
(iii) distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in January 1999 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month commencing in January 1999 (with no defaults), (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption, (vi) all prepayments are prepayments in full received on the last day of each month commencing in December 1998 and include 30 days' interest thereon, (vii) no optional termination is exercised (other than with respect to the information shown opposite Weighted Average Life to Optional Termination), (viii) each Class of Offered Certificates has the respective Certificate Rate and initial Class Principal Balance set forth herein, (ix) the Targeted OC Amount decreases in accordance with its terms with no Stepup Trigger or Stepdown Trigger, (x) all Mortgage Loans except the Subsequent Mortgage Loans are included in the Trust as of the Cut-off Date, and payments in respect of the Subsequent Mortgage will be a part of the Trust on and after January 1, 1999, and (xi) One-Month LIBOR is 5.6175% for the first month and remains constant thereafter at 5.05% and six-month LIBOR remains constant at 5.1103%.

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                                          ORIGINAL
                                                          MONTHS                                    INITIAL             AMORTIZATION
COUPON/                          PRINCIPAL    CURRENT     TO NEXT     GROSS    LIFETIME   LIFETIME  PERIODIC  PERIODIC     TERM TO
AMORTIZATION                      BALANCE      LOAN      ADJUSTMENT   MARGIN      CAP      FLOOR      CAP       CAP       MATURITY
TYPE             DELIVERY           ($)       RATE (%)      DATE       (%)        (%)       (%)       (%)       (%)      (IN MONTHS)
-------------  -------------  --------------  ----------  ----------  --------  ---------  --------  --------  ---------  ----------
Fixed........  Initial          5,240,388.20    8.923                                                                          180
Fixed........  Initial         85,210,459.88   10.233                                                                          360
Fixed
  Balloon....  Initial          7,641,247.77   10.085                                                                          360
Fixed........  Subsequent       1,285,248.89    8.923                                                                          180
Fixed........  Subsequent      20,898,575.55   10.233                                                                          360
Fixed
  Balloon....  Subsequent       1,874,079.71   10.085                                                                          360
Adjustable...  Initial        136,255,550.79   10.849        22       5.6800     17.353    10.811     2.033        1.000       360
Adjustable...  Initial         12,315,822.90   10.893        36       5.8920     17.407    10.892     2.930        1.000       360
Adjustable...  Initial         15,538,722.02   10.570         4       5.6680     16.383    10.182     1.020        1.000       360
Adjustable...  Subsequent      52,091,007.43   10.849        22       5.6800     17.353    10.811     2.033        1.000       360
Adjustable...  Subsequent       4,708,385.23   10.893        36       5.8920     17.407    10.892     2.930        1.000       360
Adjustable...  Subsequent       5,940,511.63   10.570         4       5.6680     16.383    10.182     1.020        1.000       360

                             REMAINING
                REMAINING     TERM TO
COUPON/        AMORTIZATION   STATED
AMORTIZATION      TERM       MATURITY
TYPE           (IN MONTHS)  (IN MONTHS)
-------------  -----------  -----------
Fixed........      178              178
Fixed........      358              358
Fixed
  Balloon....      357              177
Fixed........      178              178
Fixed........      358              358
Fixed
  Balloon....      357              177
Adjustable...      358              358
Adjustable...      360              360
Adjustable...      355              355
Adjustable...      358              358
Adjustable...      360              360
Adjustable...      355              355

DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives.

     Since the tables were prepared on the basis of the Structuring Assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class Principal Balances outstanding and weighted average lives of the Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION**

                                                                                           CLASS A
                                                                             -------------------------------------
DISTRIBUTION DATE                                                             0%      50%     100%    150%    200%
--------------------------------------------------------------------------   -----    ----    ----    ----    ----
Initial Percentage........................................................     100     100    100     100      100
December 1999.............................................................      97      87     76      66       54
December 2000.............................................................      96      73     52      34       19
December 2001.............................................................      96      61     37      21       10
December 2002.............................................................      95      51     26      12        5
December 2003.............................................................      94      43     19       7        2
December 2004.............................................................      93      36     13       4        1
December 2005.............................................................      92      31      9       2        0
December 2006.............................................................      91      26      7       1        0
December 2007.............................................................      89      22      5       *        0
December 2008.............................................................      88      19      3       *        0
December 2009.............................................................      86      16      2       0        0
December 2010.............................................................      85      13      2       0        0
December 2011.............................................................      82      11      1       0        0
December 2012.............................................................      80       9      *       0        0
December 2013.............................................................      75       8      *       0        0
December 2014.............................................................      73       6      0       0        0
December 2015.............................................................      70       5      0       0        0
December 2016.............................................................      67       4      0       0        0
December 2017.............................................................      64       4      0       0        0
December 2018.............................................................      60       3      0       0        0
December 2019.............................................................      56       2      0       0        0
December 2020.............................................................      52       2      0       0        0
December 2021.............................................................      46       1      0       0        0
December 2022.............................................................      41       1      0       0        0
December 2023.............................................................      36       *      0       0        0
December 2024.............................................................      30       *      0       0        0
December 2025.............................................................      23       0      0       0        0
December 2026.............................................................      16       0      0       0        0
December 2027.............................................................       8       0      0       0        0
December 2028.............................................................       0       0      0       0        0
Weighted Average Life to Maturity (years)(1)..............................   20.37    5.88    3.05    1.99    1.42
Weighted Average Life to Optional Termination (years)(1)..................   20.32    5.49    2.81    1.84    1.32

------------------

 * Greater than zero but less than 1.

** Rounded to the nearest whole percentage.

(1) The weighted average life of a Certificate of any class is determined by
    (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original principal balance of the Certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION*

                                                                                            CLASS B
                                                                             -------------------------------------
DISTRIBUTION DATE                                                             0%      50%     100%    150%    200%
--------------------------------------------------------------------------   -----    ----    ----    ----    ----
Initial Percentage........................................................     100     100    100     100      100
December 1999.............................................................     100     100    100     100      100
December 2000.............................................................     100     100    100     100      100
December 2001.............................................................     100     100     81      45       23
December 2002.............................................................     100     100     58      27        5
December 2003.............................................................     100      95     41      12        0
December 2004.............................................................     100      81     30       3        0
December 2005.............................................................     100      69     21       0        0
December 2006.............................................................     100      58     12       0        0
December 2007.............................................................     100      49      6       0        0
December 2008.............................................................     100      42      1       0        0
December 2009.............................................................     100      35      0       0        0
December 2010.............................................................     100      30      0       0        0
December 2011.............................................................     100      25      0       0        0
December 2012.............................................................     100      20      0       0        0
December 2013.............................................................     100      15      0       0        0
December 2014.............................................................     100      11      0       0        0
December 2015.............................................................     100       7      0       0        0
December 2016.............................................................     100       4      0       0        0
December 2017.............................................................     100       2      0       0        0
December 2018.............................................................     100       0      0       0        0
December 2019.............................................................     100       0      0       0        0
December 2020.............................................................     100       0      0       0        0
December 2021.............................................................     100       0      0       0        0
December 2022.............................................................      92       0      0       0        0
December 2023.............................................................      80       0      0       0        0
December 2024.............................................................      67       0      0       0        0
December 2025.............................................................      52       0      0       0        0
December 2026.............................................................      35       0      0       0        0
December 2027.............................................................      15       0      0       0        0
December 2028.............................................................       0       0      0       0        0
December 2029.............................................................       0       0      0       0        0
                                                                             -----    ----    ----    ----    ----
Weighted Average Life to Maturity (years)(1)..............................   26.92    9.96    5.02    3.38    2.86
Weighted Average Life to Optional Termination (years)(1)..................   26.87    9.54    4.77    3.24    2.75

------------------
  * Rounded to the nearest whole percentage.

(1) The weighted average life of a Certificate of any class is determined by
    (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original principal balance of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The property of the Trust will consist of, to the extent provided in the
Agreement: (i) the Mortgage Loans; (ii) payments received after the related Cut-off Date, other than scheduled payments on the Mortgage Loans due on or before the related Cut-off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections thereon and proceeds thereof; (iv) the Collection Account, the account into which Insured Payments are paid under the Policy and the Distribution Account and such assets deposited therein from time to time and any investment proceeds thereof; and (v) the Capitalized Interest Account and the Pre-Funding Account and funds on deposit therein. The Trustee also will hold the Policy for the benefit of the Class A Certificates.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of the Depository Trust Company ("DTC"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring a beneficial ownership interest in the Offered Certificates (each, a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Book-Entry Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Offered Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Offered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book Entry Certificates" herein.

     All distributions to holders of the Offered Certificates, other than the final distribution on the Offered Certificates, will be made by or on behalf of the Trustee to the persons in whose names such Offered Certificates are registered at the close of business on each "Record Date", which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made either (i) by check mailed to the address of each such Certificateholder (initially, Cede) as it appears in the certificate register or (ii) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Offered Certificates having an aggregate initial Class Principal Balance that is in excess of $5,000,000 by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on the Offered Certificates will be made in like manner, but only upon presentment and surrender of such Offered Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust, other than the Pre-Funding Account and the Capitalized Interest Account, created by the Agreement will include multiple segregated asset pools, each of which will be treated as a separate REMIC and creating a tiered REMIC structure. The Offered Certificates will be designated as regular interests in a REMIC.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Certificate Owners will hold their Offered Certificates through DTC in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (in such capacities, individually the

"Relevant Depositary" and together, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $100,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant

Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Seller, the Master Servicer, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PRIORITY OF DISTRIBUTIONS

     On each Distribution Date, the Trustee shall (i) withdraw the Available Distribution Amount from the Distribution Account and pay (a) to the Trustee, the Trustee Fee and (b) to the Certificate Insurer, the Premium, and
(ii) transfer the amounts on deposit in the Insured Payments Account to the Distribution Account. On each Distribution Date, the Trustee shall make the following disbursements from the amounts in the Distribution Account, in each case to the extent of the amounts remaining; provided that amounts from the Insured Payments Account may be used only to make distributions pursuant to clauses 1 and 5 below:

           1. To the Class A Certificates, the sum of (a) the Class Monthly Interest Amount, (b) Supplemental Interest Payments and (c) any undistributed amounts from previous Distribution Dates for which no Insured Payment has been made.

           2. To the Certificate Insurer, the Premium Supplement, if any.

           3. To the Class B Certificates, the related Class Monthly Interest Amount.

           4. To the Certificate Insurer, reimbursement for any prior draws on the Policy (other than in respect of Supplemental Interest Payments) plus interest thereon as set forth in the Insurance Agreement.

           5. To the Class A Certificates, the amount up to the amount necessary to reduce the Class Principal Balance thereof to the Class A Optimal Balance for such Distribution Date.

           6. To the Certificate Insurer, any other amounts owing under the Insurance Agreement.

           7. To the Class B Certificates, the amount up to the amount necessary to reduce the Class Principal Balance thereof to the Class B Optimal Balance for such Distribution Date.

           8. To the Class B Certificates, the related Unpaid Interest Shortfall Amount, if any.

           9. To the Class B Certificates, any related Allocable Loss Amounts not previously paid.

          10. To the Special Servicer, the accrued but unpaid Special Servicer Fee and, if not previously deducted from the Available Distribution Amount, the Special Servicer Incentive Fee.

          11. To the Certificate Insurer, any Supplemental Interest Payments which were not paid to it on or prior to such Distribution Date under the cap agreement, together with any such amounts that were not reimbursed on prior Distribution Dates and interest thereon as set forth in the Insurance Agreement.

          12. Concurrently, to the Class A and Class B Certificates, the amount of Basis Risk Shortfall for such Class.

          13. To the Class X Certificates, the amount, if any, required under the Agreement.

          14. To the Residual Certificates, any remaining funds.

CERTAIN DEFINITIONS

     For purposes of the priorities discussed above, the following terms have the meanings set forth below.

     Allocable Loss Amount: As to the Class B Certificates and any Distribution Date the excess, if any, of the aggregate Class Principal Balance of the Offered Certificates after all distributions on such Distribution Date over the Pool Principal Balance as of the last day of the related Due Period.

     Available Distribution Amount: As to any Distribution Date an amount equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, of
(i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Due Period and received by the Master Servicer on or prior to the related Determination Date, after deduction of the Servicing Fee, the Trustee Fee and the Premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Collection Period or Prepayment Period, as applicable, after deduction of the Special Servicer Incentive Fee, if applicable, (iii) all Monthly Advances with respect to the Mortgage Loans received by the Trustee for such Distribution Date,
(iv) for Distribution Dates during, and, if necessary, the Distribution Date immediately following, the Funding Period, amounts transferred from the Capitalized Interest Account and (v) any amounts transferred to the Distribution Account from the Pre-Funding Account at the end of the Funding Period.

     Basis Risk Shortfall: As to the Class A Certificates and any Distribution Date, the excess of the related LIBOR Carryover Amount over the cumulative amount of Supplemental Interest Payments. As to the Class B Certificates and any Distribution Date, the related LIBOR Carryover Amount.

     Class A Optimal Balance: As to any Distribution Date prior to the Stepdown Date if the Lockout Trigger is satisfied, the excess of (x) the sum of (i) the Pool Principal Balance as of the last day of the related Due Period and
(ii) the amount on deposit in the Pre-Funding Account as of the last day of the preceding month over (y) the sum of (i) 5.00% of the Maximum Collateral Amount and (ii) the Targeted OC Amount for such Distribution Date. As to any Distribution Date on or after the Stepdown Date if the Lockout Trigger is satisfied, the excess of the Pool Principal Balance as of the last day of the related Due Period over the lesser of (x) the sum of (i) 10.00% of the Pool Principal Balance as of the last day of the related Due Period and (ii) the greater of (A) the Targeted OC Amount and (B) the OC Floor and (y) the sum of
(i) 10.00% of the Pool Principal Balance as of the last day of the related Due Period and (ii) the Targeted OC Amount. If the Lockout Trigger is not satisfied, the excess of (x) the Pool Principal Balance as of the last day of the related Due Period over (y) the sum of (i) the Class Principal Balance of the Class B Certificates and (ii) the greater of (A) the Targeted OC Amount and
(B) the OC Floor.

     Class B Optimal Balance: As to any Distribution Date prior to the Stepdown Date, the initial Class Principal Balance of the Class B Certificates. As to any Distribution Date on or after the Stepdown Date or if the Class Principal Balance of the Class A Certificates has been reduced to zero, the excess of the Pool Principal Balance as of the last day of the related Due Period over the sum of (i) the Class Principal Balance of the Class A Certificates after distributions of principal thereof on such Distribution Date and (ii) the greater of (A) the Targeted OC Amount and (B) the OC Floor.

     Class Interest Distribution: As to any Class of Offered Certificates and Distribution Date, the sum of the related Class Monthly Interest Amount and the related Unpaid Interest Shortfall Amount, if any.

     Class Monthly Interest Amount: As to any Class of Offered Certificates and Distribution Date, interest accrued during the related Interest Period at the applicable Certificate Rate on the related Class Principal Balance immediately prior to such Distribution Date minus such Class's pro rata portion of Relief Act Shortfalls for the related Due Period.

     Class Principal Balance: As to any Class of Offered Certificates and any date of determination, the original principal amount of such Class on the Closing Date minus the aggregate distributions applied in reduction of such original principal amount prior to such date of determination and, in the case of the Class B Certificates, minus all Allocable Loss Amounts allocated to the Class B Certificates prior to such date of determination.

     Collection Period: As to any Distribution Date, the calendar month preceding the month of such Distribution Date.

     Cumulative Losses: As to any Distribution Date, the aggregate amount of losses on the Mortgage Loans through the related Collection Period.

     Determination Date: As to any Distribution Date, the 18th day of the month of such Distribution Date or, if such 18th day is not a business day, the preceding business day.

     Due Period: As to any Distribution Date, the period from the second day of the calendar month preceding the month of such Distribution Date through the first day of the month of such Distribution Date.

     Interest Period: For any Distribution Date the period from the prior Distribution Date (or in the case of the first Distribution Date, from the Closing Date) through the day preceding the current Distribution Date, calculated on the basis of a 360-day year and the actual number of days elapsed.

     LIBOR Carryover Amount: As to any Class of Offered Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Class Monthly Interest Amount calculated on the basis of One-Month LIBOR plus the applicable Certificate Margin over the related Class Monthly Interest Amount for such Distribution Date calculated on the basis of the Net Funds Cap, (ii) any LIBOR Carryover Amount remaining unpaid from prior Distribution Dates and
(iii) 30 days interest on the amount in clause (ii) calculated on the basis of One-Month LIBOR plus the applicable Certificate Margin. For purposes of this definition, any Supplemental Interest Payments will reduce the amount in clause (ii) of the preceding sentence.

     Lockout Trigger: The Lockout Trigger is satisfied for any Distribution Date if the Sixty Day Delinquencies for the related Collection Period are less than or equal to 15%.

     Maximum Collateral Amount:  $349,000,000.

     OC Floor:  An amount equal to 0.50% of the Maximum Collateral Amount.

     Premium: The monthly fee payable to the Certificate Insurer for the Policy as set forth in the Agreement.

     Premium Supplement: The fee payable to the Certificate Insurer, which will not exceed an amount equal to the regular Premium, in the event a draw is made on the Policy and the Certificate Insurer, consistent with its standard practices, creates a reserve in connection with such draw.

     Principal Balance: As to any Mortgage Loan (other than a Liquidated Mortgage Loan) as of any date of determination, the principal balance thereof as of the applicable Cut-off Date, reduced by all scheduled payments due on or before such date whether or not received. The Principal Balance of a Liquidated Mortgage Loan after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero.

     Pool Principal Balance: As of any date of determination, the aggregate of the Principal Balances of the Mortgage Loans as of such date.

     Relief Act Shortfalls: As to any Due Period, the aggregate reductions in the interest collected on the Mortgage Loans as a result of the application of the Relief Act.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Sixty Day Delinquencies: As of the last day of any Collection Period, the percentage equivalent of a fraction, the numerator of which equals the aggregate Principal Balances of all Mortgage Loans that are 60 or more days delinquent on a contractual basis, in foreclosure or converted to REO Properties as of such last day of such Collection Period, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the last day of such Collection Period.

     Stepdown Date: The earlier to occur of (x) the Distribution Date on which the Class Principal Balance of the Class A Certificates is reduced to zero and
(y) later to occur of (i) the Distribution Date in June 2001 and (ii) the Distribution Date on which the Pool Principal Balance is less than or equal to $174,500,000.

     Stepdown Trigger:  The existence of any of the following conditions:

          1. Sixty Day Delinquencies equal at least 10.00% but less than 12.00%.

          2. Cumulative Losses equal or exceed the levels indicated below but are less than the applicable levels, for the Stepup Trigger:

          By Month
            30   (is greater than or equal to)  1.50%
            42   (is greater than or equal to)  2.00%
            54   (is greater than or equal to)  2.40%
            66+  (is greater than or equal to)  2.75%

          3. Rolling twelve month losses equal at least 1.00% but less than 1.75%.

     Stepup Trigger:  The existence of any of the following conditions:

          1. Sixty Day Delinquencies equal at least 12.00%.

          2. Cumulative Losses equal or exceed the levels indicated by the months indicated:

             By Month
            12   0.75%
            24   1.25%
            36   1.90%
            48   2.40%
            60+  3.00%

          3. Rolling twelve month losses equal or exceed 1.40%.

     Subordination Deficit:  As to any Distribution Date, the excess, if any, of
(x) the Class Principal Balance of the Class A Certificates after giving effect to the distribution of principal thereof on such Distribution Date over (y) the sum of (i) the Pool Principal Balance as of the the last day of the related Due Period and (ii) the amount on deposit in the Pre-Funding Account as of the last day of the preceding month.

     Targeted OC Amount: As of any Distribution Date, (A) prior to the Stepdown Date, (i) if no Stepup Trigger is in effect, 2.25% of the Maximum Collateral Amount, or (ii) if a Stepup Trigger is in effect, 100% of the Pool Principal Balance as of the last day of the related Due Period; and (B) on and after the Stepdown Date, (i) if a Stepdown Trigger is not in effect, 4.50% of the Pool Principal Balance, as of the last day of the related Due Period (ii) if a Stepdown Trigger but not a Stepup Trigger is in effect, the amount calculated pursuant to clause (A), and (c) if a Stepup Trigger is in effect, 100% of the Pool Principal Balance as of the last day of the related Due Period; provided, however, that if the period from the later of the Stepdown Date and the most recent date on which the Stepdown Trigger was not in effect is less than six months, then the amount set forth in clause (B)(i) shall be calculated based on the amount in clause (A)(i) decreased by an amount equal to the product of
(x) the amount set forth in (A)(i) minus the amount set forth in
(B)(i) (without giving effect to this proviso) and (y) a fraction, the numerator of which is the number of Distribution Dates since the later of the Stepdown Date and the most recent date on which the Stepdown Trigger was not in effect (but not more than six) and the denominator of which is six.

     Unpaid Interest Shortfall Amount: As to any Class of Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of the related Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Unpaid Interest Shortfall Amount with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Holders of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

CERTIFICATE RATE

     The "Certificate Rate" on any Distribution Date with respect to the Class A or Class B Certificates will be equal to a per annum rate equal to the lesser of (A) the related Formula Rate and (B) the Net Funds Cap. Interest in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

     The "Formula Rate" for each Class of Offered Certificates will equal the sum of One-Month LIBOR plus the applicable margin (the "Certificate Margin") set forth below:

          CERTIFICATE     CERTIFICATE
CLASS     MARGIN(1)       MARGIN(2)
------    -----------     -----------
A             0.68%           1.36%
B             3.00%           3.50%

------------------
(1) Prior to the Clean-up Call Date

(2) On or after the Clean-up Call Date

     The "Net Funds Cap" for any Distribution Date will equal the difference between (i) the average of the Loan Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Closing Date), weighted on the basis of the related Principal Balances as of such date and (ii) the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate, (c) the Premium Rate and (d) the Minimum Spread (collectively, "Aggregate Expense Rate"). The sum of the Servicing Fee

Rate, the Trustee Fee Rate and the Premium Rate will be approximately 0.6975% per annum. The "Minimum Spread" is equal to 0.00% for the first 60 Distribution Dates and 0.50% thereafter. For the first Distribution Date, One-Month LIBOR is 5.6175%.

CALCULATION OF ONE-MONTH LIBOR

     With respect to each Distribution Date, One-Month LIBOR shall be established by the Trustee and will equal the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period (or the second LIBOR Business Day prior to the Closing Date, in the case of the first Distribution Date) (each, a "LIBOR Determination Date"). "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Principal Balance of the Offered Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

SUPPLEMENTAL INTEREST PAYMENTS

     The Class A Certificates may be entitled to receive Supplemental Interest Payments from the Certificate Insurer. "Supplemental Interest Payments" on any Distribution Date will equal the product of (a) the excess, if any, of
(x) One-Month LIBOR on the related LIBOR Determination Date over (y) 7.00% and
(b) the lesser of (i) the aggregate Principal Balances of the Fixed Rate Mortgage Loans as of the first day of the related Due Period and (ii) the aggregate Principal Balances of the Fixed Rate Mortgage Loans as of the first day of the related Due Period assuming the Fixed Rate Mortgage Loans prepay at a constant prepayment rate of 10%. Any Supplemental Interest Payments will reduce the amount, if any, of the LIBOR Carryover Amount otherwise owing on the Class A Certificates. THE CLASS B CERTIFICATES ARE NOT ENTITLED TO ANY SUPPLEMENTAL INTEREST PAYMENTS.

FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

     Simultaneously with the issuance of the Class A Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of the holders of the Class A Certificates. Under the Policy, the Certificate Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the holders of the Class A Certificates the full and complete payment of Insured Payments with respect to the Class A Certificates, calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Agreement except amendments or modifications to which the Certificate Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Class A Certificates as of any Distribution Date (i) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Class Interest Distribution for the related Interest Period, (ii) the Supplemental Interest Payments, if any, (iii) the Subordination

Deficit and (iv) without duplication of the amount specified in clause (iii), the Class Principal Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust pursuant to the terms of the Agreement. The Policy does not cover Relief Act Shortfalls or Basis Risk Shortfalls.

     Payment of claims under the Policy in respect of Insured Payments will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

     The Certificate Insurer shall be entitled to pay any amount under the Policy in respect of Insured Payments, including any acceleration payment, whether or not any notice and certificate shall have been received by the Certificate Insurer as provided above, provided, however, that by acceptance of the Policy the Trustee agrees to provide upon request to the Certificate Insurer a notice and certificate in respect of any such payments made by the Certificate Insurer. The Certificate Insurer shall be entitled to pay principal under the Policy on an accelerated basis if the Certificate Insurer shall so select in its sole discretion, at any time or from time to time, in whole or in part, at an earlier Distribution Date than provided in the definition of "Insured Payments," if such principal would have been payable under the Agreement were funds sufficient to make such payment available to the Trustee for such purpose. Insured Payments insured by the Policy shall not include interest, in respect of principal paid under the Policy on an accelerated basis, accruing from after the date of such payment of principal.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of funds of the Certificate Insurer on the later of
(a) the date when due to be paid pursuant to the Order referred to below or
(b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Class A Certificates is required to return principal or interest distributed with respect to a Class A Certificate during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Class A Certificates that the Order has been entered and is not subject to any stay, and
(C) an assignment duly executed and delivered by such holder of Class A Certificates, in such form as is reasonably required by the Certificate Insurer and provided to such holder of Class A Certificates by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such holder of Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or holder of Class A Certificates directly (unless a holder of Class A Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the Agreement.

     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 P.M., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 P.M., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The Certificate Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Class Principal Balance of the Class A Certificates is zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Class A Certificates could be avoided in whole or in part as a preference payment.

     The Certificate Insurer shall be subrogated to the rights of the holders of the Class A Certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of the Class A Certificates, the Certificate Insurer will be subrogated to the rights of the holders of the Class A Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Class A Certificates for purposes of payment.

     The Policy is governed by the laws of the State of New York. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Certificate Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of Class A Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy may not be cancelled or revoked prior to payment in full of the Class A Certificates.

     Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Certificate Insurer will be entitled to exercise certain rights of the holders of the Class A Certificates, without the consent of such Certificateholders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. See "POOLING AND SERVICING AGREEMENT--Voting Rights" and "--Certain Matters Regarding the Certificate Insurer" herein.

     The Depositor, the Seller, the Master Servicer and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Seller and the Master Servicer will agree to reimburse, with interest, the Certificate Insurer for amounts paid pursuant to claims under the Policy. The Seller and the Master Servicer will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust. An event of default by the Seller or the Master Servicer under the Insurance Agreement will constitute an Event of Default by the Master Servicer under the Agreement and allow the Certificate Insurer, among other things, to direct the Trustee to terminate the Master Servicer. An "event of default" by the Seller or the Master Servicer under the Insurance Agreement includes (i) a failure by the Seller or the Master Servicer to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the untruth or incorrectness in any material respect of any representation or warranty of the Seller in the Agreement, the Insurance Agreement or certain other documents,
(iii) a failure by the Seller or the Master Servicer to perform or to observe any covenant or agreement in the Insurance Agreement, the Agreement or certain other documents, (iv) a failure by either the Seller or the Master Servicer to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Seller or the Master Servicer, (v) the occurrence of an Event of Default by the Master Servicer or the Seller under the Agreement or under certain other documents and (vi) the failure of the Mortgage Loans to meet certain loss and delinquency tests set forth in the Insurance Agreement.

     Under the Pooling and Servicing Agreement, the Master Servicer is appointed for an initial term of three months which the Certificate Insurer has agreed will be renewed for successive three-month terms unless an Event of Default under the Pooling and Servicing Agreement or the Insurance occurs or a trigger event under the Insurance Agreement exists (which event includes payment by the Certificate Insurer of a claim (other than in respect of Supplemental Interest Payments) under the Policy or the failure to meet certain delinquency and loss tests).

MONTHLY ADVANCES

     Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee Rate, that were due during the related Due Period on the related Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "Monthly Advance").

     Monthly Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Monthly Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Monthly Advances with respect to any Mortgage Loan will be included in the amount available to be distributed on the Offered Certificates. The Master Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All Monthly Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.

ALLOCATION OF REALIZED LOSSES

     The Available Distribution Amount includes the net liquidation proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If such net liquidation proceeds are less than the unpaid principal balance, the Pool Principal Balance will decline more than the aggregate Class Principal Balance of the Offered Certificates. If such difference is not covered by the overcollateralization amount or the application of excess interest, the Class B Certificates will bear such loss.

     If, following the distributions on a Distribution Date, the aggregate Class Principal Balance of the Offered Certificates exceeds the Pool Principal Balance, i.e., the Certificates are undercollateralized, the Class Principal Balance of the Class B Certificates will be reduced by the amount of such excess. Any such reduction will constitute an Allocable Loss Amount for the Class B Certificates. Although an Allocable Loss Amount will not accrue interest, such amount may be paid on a future Distribution Date to the extent funds are available therefor as provided above under "--Priority of Distributions."

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Agreement. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries together with the information herein under "DESCRIPTION OF THE CERTIFICATES" and in the Prospectus under the headings "DESCRIPTION OF THE SECURITIES" and "THE AGREEMENTS" describe the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the applicable Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Initial Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the applicable Cut-off Date, its Loan Rate as well as other information.

     The Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Loans endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Seller may deliver or cause to be delivered true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

     Within 90 days of the Closing Date, with respect to the Initial Mortgage Loans and within 90 days of each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances and Monthly Advances made by the Master Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate, with respect to a Fixed Rate Mortgage Loan, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same level of priority as the mortgage relating to the Defective Mortgage Loan;

(iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) be an Adjustable Rate Mortgage Loan if the Defective Mortgage Loan is an Adjustable Rate Mortgage Loan and have a Gross Margin, Periodic Rate Cap, Minimum Loan Rate and Maximum Loan Rate no less than those of the Defective Mortgage Loan and a next Adjustment Date not more than two months after the next Adjustment Date for the Defective Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (vii) satisfy certain other conditions specified in the Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., the Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Initial Mortgage Loan and the Related Documents, free of any lien; and (ii) each Initial Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. The Seller will make comparable representations with respect to the Subsequent Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans".

     Pursuant to the Agreement, the Master Servicer and Subservicer will service and administer the Mortgage Loans as more fully set forth herein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Master Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

     An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fidiciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee. Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, cash will be deposited in the Capitalized Interest Account, which account will be in the name of and maintained by the Trustee and will be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund, on the Distribution Dates during and immediately following the Funding Period, the amount of interest accruing at the weighted average Certificate Rate of the Offered Certificates on the amount on deposit in the Pre-Funding Account. Any amounts remaining in the Capitalized Interest Account and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Holders of the Offered Certificates.

     Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of any REMIC.

PRE-FUNDING ACCOUNT

     On the Closing Date, the Maximum Funding Amount will be deposited into the Pre-Funding Account. See "DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans." Amounts in the Pre-Funding Account may be used only
(i) to acquire Subsequent Mortgage Loans, and (ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any amounts remaining at the end of the Funding Period will be distributed as a principal prepayment to the Class A Certificates.

     Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. Any investment earnings on funds in the Pre-Funding Account will be transferred to the Capitalized Interest Account. The Pre-Funding Account will not be an asset of any REMIC.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Agreement. The Trustee will initially serve as custodian for the Mortgage Loans and Related Documents.

     The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee Fee Rate specified in the Agreement. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense
(i) that constitutes a specific liability of Trustee under the Agreement or
(ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation (the "Servicing Fee") to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.50% per annum with respect to each Mortgage Loan on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement.

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. The Master Servicer is obligated to offset any prepayment interest shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of one-half of its aggregate servicing compensation for such Distribution Date.

REMOVAL OF THE MASTER SERVICER AND/OR SPECIAL SERVICER

     "Events of Default" will consist of: (i) (A) any failure by the Master Servicer or the Special Servicer (in this section, each, a "Servicer") to make any required Monthly Advance or (B) any other failure of the related Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for one business day after written notice shall have been given to the related Servicer;
(ii) any failure by the related Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after actual knowledge or the giving of written notice of such failure to the related Servicer by the Trustee, or to the related Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of Percentage Interests of at least 25%; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the related Servicer and certain actions by the related Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event") and (iv) so long as the Seller is an affiliate of the Master Servicer or the Special Servicer, any failure of the Seller to repurchase or substitute any Mortgage Loan as required by the Agreement.

     In addition, under a financing agreement between an affiliate of the Depositor and the Master Servicer, the Depositor, with the prior consent of the Certificate Insurer, will have the right upon a default thereunder to direct the Trustee to terminate all of the rights of the Master Servicer and the Special Servicer under the Agreement and to cause the servicing to be transferred to a successor reasonably acceptable to the Certificate Insurer and the Trustee so long as such transfer will not result in the withdrawal or downgrading of the then-current ratings assigned to the Offered Certificates by any Rating Agency. Defaults under the financing agreement will include failure to comply with certain financial covenants, failure to post sufficient additional collateral in certain events or material adverse changes in the reuslts of operations or financial condition of the Master Servicer.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust (with the consent of the Certificate Insurer) or the Certificate Insurer may terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the related Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the related Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the related Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the related Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the related Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Default that has occurred is an Insolvency Event.

VOTING RIGHTS

     With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Offered Certificates and of the Class X and Class R Certificates shall be with respect to the Offered Certificates the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of all the Offered Certificates then outstanding and the denominator of which is the aggregate Principal Balance of the Mortgage Loans then outstanding and with respect to the Class X and Class R Certificates 100% minus the percentage allocated to the Offered Certificates. The Voting Rights allocated to each Class of Offered Certificates shall be allocated among all holders of each such class in proportion to the outstanding Class Principal Balance of such Certificates. Unless an Insurer Default exists, the Certificate Insurer will be entitled to exercise certain voting and other rights of the holders of the Class A Certificates. See "--Certain Matters Regarding the Certificate Insurer" below.

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     Under the Agreement, on each Distribution Date, the Trustee is required to pay to the Certificate Insurer an amount equal to the product of the rate at which the premium with respect to the Policy accrues (the "Premium Rate") on the Class Principal Balance of the Class A Certificates as of the preceding Distribution Date. Under the Agreement, the Trustee will establish a segregated Eligible Account (the "Insured Payments Account") into which any Insured Payments will be deposited.

     Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the Certificate Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Certificate Insurer (other than, with respect to clause (i)(b) below) (either such condition, an "Insurer Default"), the Certificate Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates, without the consent of such holders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Certificate Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Agreement
(a) in the event of a default by the Master Servicer or (b) under certain conditions if any, specified in the Insurance Agreement; (ii) the right to consent to or direct any waivers of defaults by the Master Servicer; (iii) the right to remove the Trustee pursuant to the Agreement; and (iv) the right to institute proceedings against the Master Servicer in the event of default by the Master Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Certificate Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Class A Certificates, and, unless an Insurer Default exists, the Certificate Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Master Servicer or
(iii) any amendment to the Agreement.

TERMINATION

     The majority holder of the Residual Certificates (or if such holder does not exercise such option, the Master Servicer or the Certificate Insurer) will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Collection Period during which the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is 10% or less of the aggregate principal balance of the Maximum Collateral Amount. In the event the majority holder of the Residual Certificates, the Master Servicer or the Certificate Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer and Special Servicer for servicing compensation at the related Servicing Fee Rate and Special Servicing Fee Rate, as applicable. In the event the holder of the Residual Certificates, the Master Servicer or the Certificate

Insurer exercises such option, the portion of the purchase price for the Mortgage Loans allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Class Principal Balance thereof, plus (ii) one month's interest on the then outstanding Class Principal Balance thereof at the then applicable Certificate Rate, plus (iii) any previously accrued but unpaid interest thereon. No such termination shall be permitted without the prior written consent of the Certificate Insurer if it would result in a draw under the Policy. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" in the Prospectus.

                            THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.

GENERAL

     The Certificate Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the Certificate Insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

RATINGS

     The Certificate Insurer's insurance financial strength is rated "Aaa" by Moody's. The Certificate Insurer's insurer financial strength is rated "AAA" by each of Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. The Certificate Insurer's claims paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "RATINGS" herein.

CAPITALIZATION

     The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998 (as well as such capitalization as adjusted to give effect to certain transactions entered into during November
1998).

                                                                                  SEPTEMBER 30, 1998
                                                                             -----------------------------
                                                                               ACTUAL      AS ADJUSTED (1)
                                                                             ----------    ---------------
                                                                                      (UNAUDITED)
                                                                                    (IN THOUSANDS)
                                                                             -----------------------------
Deferred Premium Revenue (net of prepaid reinsurance premiums)............   $  480,089      $   480,089
                                                                             ----------      -----------
Surplus Notes.............................................................       50,000          130,000
                                                                             ----------      -----------
Minority interest.........................................................           --           20,000
                                                                             ----------      -----------
Shareholder's Equity:
  Common Stock............................................................       15,000           15,000
  Additional Paid-In Capital..............................................      614,787          684,787
  Accumulated Other Comprehensive Income (net of deferred income taxes)...       41,923           41,923
  Accumulated Earnings....................................................      326,145          326,145
                                                                             ----------      -----------
Total Shareholder's Equity................................................      997,855        1,067,855
                                                                             ----------      -----------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and
  Shareholder's Equity....................................................   $1,527.944      $ 1,697,944
                                                                             ----------      -----------
                                                                             ----------      -----------

------------------
(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from the Certificate Insurer in connection with the formation of a new indirect Bermuda subsidiary of the Certificate Insurer, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of the Certificate Insurer, of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

     For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" in the Prospectus, the consolidated financial statements of the Certificate Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1997 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

INSURANCE REGULATION

     The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Initial Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from the Seller pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller will agree to transfer the Initial Mortgage Loans to the Depositor. Pursuant to the Agreement, the Initial Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

     In the Purchase Agreement, the Seller will make representations and warranties similar to those representations and warranties made by the Seller in the Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will repurchase or substitute for the Mortgage Loans as described herein under "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans".

     The Seller has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Initial Mortgage Loans and funding the deposits to the Pre-Funding Account and the Capitalized Interest Account.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     Elections will be made to treat the assets of the Trust Fund, exclusive of the Pre-Funding Account, the Capitalized Interest Account, the rights to payments in respect of Basis Risk Shortfalls, and the Policy as it relates to the payment of Supplemental Interest Payments, as multiple separate real estate mortgage investment conduits ("REMICs") for federal income tax purposes. The Class A Certificates, Class B Certificates and Class X Certificates will represent beneficial ownership interests in the Class A, Class B and Class X "regular interests" in the Master REMIC (such regular interests individually, the "Class A Regular Interest," "Class B Regular Interest" or the "Class X Regular Interest," as applicable, and together, the "Master REMIC Regular Interests"), The Class A Certificates and Class B Certificates will, in addition, represent beneficial interests in the right to receive payments in respect of Basis Risk Shortfall and, in the case of the Class A Certificates, the Supplemental Interest Amount under the Policy. The Residual Certificates will represent the sole class of "residual interest" in each REMIC created pursuant to the Agreement. Upon the issuance of the Certificates, Stroock & Stroock & Lavan LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, each REMIC created pursuant to the Agreement will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, in the opinion of Stroock & Stroock & Lavan LLP, the Class A and Class B Certificateholders will be treated as holding their rights to payments in respect of Basis Risk Shortfalls and the Policy as it relates to the payment of Supplemental Interest Payments through an arrangement with the Trustee that qualifies as a grantor trust under Subpart E, Part I of Subchapter J, Chapter I of the Code.

     The following discussion does not deal with the federal income tax consequences that may be relevant to investors with special circumstances such as tax-exempt investors or foreign investors. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

TAXATION OF REGULAR INTERESTS

     Class A and Class B Certificateholders generally will be treated for federal income tax purposes as having purchased an undivided interest in the corresponding Class A or Class B Regular Interest and as having their respective rights to payments in respect of Basis Risk Shortfalls, and in the case of the Class A Certificateholders, their rights to Supplemental Interest Payments under the Policy. A Class A or Class B Certificateholder must allocate its purchase price based on the fair market value of the corresponding Class A or Class B Regular

Interests, its rights with respect to payments of Basic Risk Shortfalls and, in the case of Class A Certificateholders, its rights to Supplemental Interest Payments under the Policy. No representation is made as to the relative fair market values of such assets. An allocation of more than a de minimis amount of the purchase price to assets other than the portion of the Certificates constituting a REMIC regular interest could cause such REMIC regular interest to be treated as issued with original issue discount. Such treatment could require inclusion of income attributable to original issue discount by such Class A or Class B Certificateholder under a constant yield method, taking into account prepayments, and possibly in advance of the receipt of cash corresponding to such income.

     Upon the sale, exchange, redemption or retirement of a Class A or Class B Certificate by a Class A or Class B Certificateholder, the amount realized must be allocated between the undivided interest in the Class A or Class B Regular Interests and the respective rights to receive payments in respect of Basis Risk Shortfalls and/or Supplemental Interest Payments, as the case may be, represented by such Class A or Class B Certificate, based on the interests' relative fair market values at the time of the disposition. The selling Certificateholder will be required to recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement allocable to the Certificateholder's interest in the Regular Interests and such selling Certificateholder's adjusted basis therein. Except as provided below, any such gain or loss will be capital gain or loss, provided that the Class A or Class B Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221 of the Code. Gain from the sale or other disposition of an interest in a Class A or Class B Regular Interest associated with a Class A or Class B Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Class A or Class B Regular Interest had income accrued thereon at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the related Class A or Class B Certificate, over
(ii) the amount actually includible in such holder's income. The portion of the amount realized on a sale, redemption or retirement of a Class A or Class B Certificate that is allocable to such Certificateholder's rights to receive payments in respect of Basis Risk Shortfalls and/or Supplemental Interest Payments, as the case may be, will be treated as a termination payment (as described below under "--Taxation of Rights to Basis Risk Shortfall and Supplemental Interest Payments").

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A or Class B Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A or Class B Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of
Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A or Class B Regular Interests should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A or Class B Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     It appears that a reasonable method of reporting original issue discount with respect to the Class A or Class B Regular Interests if such regular interests are required to be treated as issued with original issue discount generally would be to report all income with respect to such Regular Interests as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such regular interests, thereby treating such regular interests as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--REMICs--Taxation of Owners of Debt Securities--Interest and Acquisition Discount" in the Prospectus.

     The Class A or Class B Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A or Class B Regular Interests will be treated as holding a REMIC regular interest with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such regular interests at the time of its acquisition by such Certificateholder. Holders of the Class A and Class B Regular Interests should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--REMICs--Taxation of Debt Securities--Premium" in the Prospectus.

STATUS OF CLASS A AND CLASS B CERTIFICATES

     The Class A and Class B Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Class A and Class B Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code generally to the extent that the Class A or Class B Regular Interests are treated as "real estate assets" under Section 856(c) of the Code. Investors are cautioned, however, that since the Class A and Class B Certificates comprise rights in addition to the rights under the Class A or Class B Regular Interests, the Class A and Class B Certificates will not in their entirety constitute assets described in Section 7701(a)(19) of the Code or real estate assets described in Section 856(c) of the Code, and income earned on the Class A or Class B Certificates will qualify as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code only to the extent that the income reflects the income so qualifying earned by the Class A or Class B Regular Interests. The Class A and Class B Certificates will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code in their entirety and may not be appropriate investments for other REMICs. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders--General" in the Prospectus.

TAXATION OF RIGHTS TO BASIS RISK SHORTFALL AND SUPPLEMENTAL INTEREST PAYMENTS

     General. The Trust will treat the Class A and Class B Certificateholders for federal income tax purposes as having entered into notional principal contracts under which they have acquired the rights to payments in respect of Basis Risk Shortfalls and/or Supplemental Interest Payments, as the case may be, on the date they purchase their Certificate. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations"). Basis Risk Shortfalls will be paid in whole or in part from amounts otherwise due the Class X Certificates and Supplemental Interest Payments will be paid by the Certificate Insurer.

     Cap Premium. In general, the Class A and Class B Certificateholders must allocate the price they pay for the Class A or Class B Certificates between their REMIC interests, the rights to receive payments in respect of Basis Risk Shortfalls, and/or Supplemental Interest Payments, as the case may be, on the basis of the fair market value of each. Any amount allocated to, the rights to receive payments in respect of Basis Risk Shortfalls, and/or Supplemental Interest Payments, as the case may be, will be treated as cap premium (the "Cap Premium"). A Class A or Class B Certificateholder will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the right to receive payments in respect of Basis Risk Shortfalls or Supplemental Interest Payments, as the case may be (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Class A or Class B Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations have "reserved" on the treatment of caps that are significantly in the money. It is not known whether any Cap Premium will be treated in part as a loan under final regulations.

     Periodic Payments. Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under such agreements must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction.

     Termination Payments. Any amount of proceeds from the sale, redemption or retirement of a Class A or Class B Certificate that is considered to be allocated to rights to receive payments in respect of Basis Risk Shortfalls, or Supplemental Interest Payments would be considered a "termination payment" under the Swap Regulations.

     A Class A or Class B Certificateholder will have gain or loss from termination of a notional principal contract based on the difference between any termination payment it receives or is deemed to have received and the unamortized portion of any Cap Premium paid (or deemed paid) by such Certificateholder with respect to such notional principal contract.

     Gain or loss realized upon the termination of a notional principal contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

PROHIBITED TRANSACTIONS

     It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in
Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and
(iii) otherwise by the Trust Fund, with a resulting reduction in amounts that might otherwise be distributable to holders of the Class A or Class B Certificates. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMICs--Prohibited Transactions and Contributions Tax" in the Prospectus.

INFORMATION RETURNS

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Master Servicer. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Administrative Matters" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Class A or Class B Certificates, see "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences. All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     Any pension or other employee benefit plan (a "Plan") fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS" in the Prospectus.

     The U.S. Department of Labor has granted to Bear Stearns & Co. Inc. ("Bear Stearns") Prohibited Transaction Exemption 90-30 (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Bear Stearns or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and
(2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriter, the Seller, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group"); and

          (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     The Exemption does not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicers or any Mortgagor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Class A Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any Class A Certificates may exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of the Class A Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Offered Certificates, the amendment generally allows a portion of the Mortgage Loans ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date, provided that the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

          (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

          (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

          (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Permitted Investments").

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     BECAUSE THE CHARACTERISTICS OF THE CLASS B CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS B CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAX OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS B CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA

AND THE CODE AND WILL NOT BE SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS B CERTIFICATE IN BOOK-ENTRY FORM. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Offered Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments under SMMEA or is subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York and for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters will be passed upon for the Seller by Morrison & Foerster LLP, New York, New York.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated December 22, 1998 (the "Underwriting Agreement"), among the Depositor and Bear, Stearns & Co. Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part.

     The Offered Certificates will be offered by the Underwriter from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor, including accrued interest, are expected to be approximately 99.5% of the aggregate principal balance of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the Offered Certificates, estimated to be $625,000. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Immediately prior to the sale of the Mortgage Loans to the Trust, a portion of the Initial Mortgage Loans were subject to financing provided by affiliates of the Underwriter. The Seller will apply a portion of the proceeds it receives from the sale of the Offered Certificates to repay such financing.

     The Depositor has been advised by the Underwriter that it presently intends to make a market in the Offered Certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

     The Depositor is an affiliate of Bear, Stearns & Co. Inc.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                    RATINGS

     The Offered Certificates will be rated by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch") (each a "Rating Agency"). It is a condition to the issuance of the Offered Certificates that they receive ratings by the Rating Agencies as follows:

CLASS                 S&P       MOODY'S      FITCH
--------------        ----      -------      -----
Class A                AAA         Aaa          NA
Class B                 NA        Baa3        BBB-

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities. The ratings do not address the likelihood of the payment of any Basis Risk Shortfall.

     There can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates of any Class could be lower than the respective ratings assigned by the applicable Rating Agency.

                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE
                                                                            ----
Adjustable Rate Mortgage Loans..............................................S-11
Adjustment Date.............................................................S-12
Agreement...................................................................S-10
Allocable Loss Amounts......................................................S-47
Available Distribution Amount...............................................S-47
Balloon Loans...............................................................S-12
Basis Risk Shortfall........................................................S-47
Book-Entry Certificates.....................................................S-42
Capitalized Interest Account................................................S-11
Cede........................................................................S-42
Cedel.......................................................................S-42
Certificate Insurer.........................................................S-11
Certificate Owners..........................................................S-42
Certificate Rate............................................................S-49
Certificate Rate Margin.....................................................S-49
Certificates................................................................S-10
Class A Certificates.......................................................cover
Class A Optimal Balance.....................................................S-47
Class B Certificates.......................................................cover
Class B Optimal Balance.....................................................S-47
Class Interest Distribution.................................................S-47
Class Monthly Interest Amount...............................................S-47
Class Principal Balance.....................................................S-47
Closing Date................................................................S-10
Code........................................................................S-62
Collection Account..........................................................S-55
Collection Period...........................................................S-47
Compensating Interest.......................................................S-57
Cumulative Losses...........................................................S-47
Cut-off Date................................................................S-10
Cut-off Date Principal Balance..............................................S-12
Defective Mortgage Loans....................................................S-55
Definitive Certificate......................................................S-43
Delayed First Adjustment Mortgage Loan......................................S-12
Depositor...................................................................S-10
Determination Date..........................................................S-47
Distribution Account........................................................S-55
Distribution Date............................................................S-3
DTC.........................................................................S-42
Due Period..................................................................S-48
Eligible Account............................................................S-55
Eligible Substitute Mortgage Loan...........................................S-54
ERISA.......................................................................S-65
Euroclear...................................................................S-42
Euroclear Participants......................................................S-64
Event of Default............................................................S-57
Exemption...................................................................S-65
Fixed Rate Mortgage Loans...................................................S-11
Funding Period..............................................................S-30
Gross Margin................................................................S-12
Index.......................................................................S-26
Initial Adjustment Date.....................................................S-12
Initial Mortgage Loans......................................................S-10

                                                                            PAGE
                                                                            ----
Initial Periodic Rate Cap...................................................S-12
Insurance Agreement.........................................................S-52
Insured Payments............................................................S-50
Insured Payments Account....................................................S-58
Interest Period.............................................................S-48
LIBOR Business Day..........................................................S-50
LIBOR Carryover Amount......................................................S-48
LIBOR Determination Date....................................................S-50
Loan Rates..................................................................S-11
Master Servicer.............................................................S-11
Maximum Collateral Amount...................................................S-48
Maximum Funding Amount......................................................S-11
Maximum Loan Rate...........................................................S-12
Minimum Loan Rate...........................................................S-12
Monthly Advance.............................................................S-53
Moody's......................................................................S-6
Mortgaged Properties........................................................S-12
Mortgage Loans..............................................................S-11
Mortgage Loan Schedule......................................................S-57
Net Funds Cap...............................................................S-49
OC Floor....................................................................S-48
Ocwen Loans.................................................................S-26
Offered Certificates........................................................S-10
One-Month LIBOR.............................................................S-50
Originator..................................................................S-10
Periodic Rate Cap...........................................................S-12
Policy......................................................................S-11
Pool Principal Balance......................................................S-48
Pre-Funding Account.........................................................S-11
Premium Supplement..........................................................S-48
Prepayment Assumption.......................................................S-38
Prepayment Period...........................................................S-11
Principal Balance...........................................................S-48
Principal Distribution Amount...............................................S-69
Purchase Agreement..........................................................S-10
Purchase Price..............................................................S-54
Receipt.....................................................................S-51
Received....................................................................S-51
Reference Bank Rate.........................................................S-57
Related Documents...........................................................S-54
Relief Act..................................................................S-48
Relief Act Shortfalls.......................................................S-48
REMIC........................................................................S-6
Seller......................................................................S-10
Servicing Fee...............................................................S-56
Sixty Day Delinquencies.....................................................S-48
SMMEA.......................................................................S-68
Specially Serviced Mortgage Loan............................................S-32
Special Servicer............................................................S-10
Special Servicer Fee........................................................S-32
Special Servicer Incentive Fee..............................................S-32
S&P..........................................................................S-6
Statistic Calculation Adjustable Rate Mortgage Loans........................S-11
Statisitic Calculation Fixed Rate Mortgage Loans............................S-11
Statistic Calculation Mortgage Loans........................................S-10

                                                                            PAGE
                                                                            ----
Stepdown Date...............................................................S-48
Stepdown Trigger............................................................S-48
Stepup Trigger..............................................................S-48
Subordinate Deficit.........................................................S-49
Subsequent Mortgage Loans...................................................S-11
Supplemental Interest Payments..............................................S-50
Targeted OC Amount..........................................................S-49
Telerate Page 3750..........................................................S-50
Trust.......................................................................S-10
Trustee.....................................................................S-10
Underwriter.................................................................S-68
Unpaid Interest Shortfall Amount............................................S-49

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 1998-OFS4 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Loan Asset Backed Certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Mortgage Loan Asset Backed Certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day

                                     A-I-1
of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                     A-I-2

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-3

                   [This page is intentionally left blank]

PROSPECTUS

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                  (DEPOSITOR)

     Bear Stearns Asset Backed Securities, Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Service Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the "Mortgage Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such series of Securities.

     Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.
                                                  (cover continued on next page)

     NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

                            ------------------------

SEE "RISK FACTORS" ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
      PROSPECTUS SUPPLEMENT.         ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                            BEAR, STEARNS & CO. INC.

                               SEPTEMBER 24, 1998

(Continued from previous page)

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS--Reports to Holders" herein.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered........................  Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes
                                            (the "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement.
                                            Each Certificate of a Series will evidence an interest in the Trust
                                            Fund for such Series, or in an Asset Group specified in the related
                                            Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound
                                            Interest Securities, Planned Amortization Class ("PAC") Securities,
                                            Variable Interest Securities, Zero Coupon Securities, Principal Only
                                            Securities, Interest Only Securities, Participating Securities,
                                            Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates,
                                            Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor.................................  Bear Stearns Asset Backed Securities, Inc. (the "Depositor") was
                                            incorporated in the State of Delaware in June 1995, and is a wholly-
                                            owned, special purpose subsidiary of The Bear Stearns Companies Inc.
                                            None of The Bear Stearns Companies Inc. nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any
                                            Series. See "THE DEPOSITOR."

Interest Payments.........................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                            Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only Securities may be assigned a "Notional Amount" set forth in the related Prospectus
                                            Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the
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                                            period specified in the related Prospectus Supplement. See
                                            "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Principal Payments........................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                            Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                            Securities of any such Class, all as specified in the related
                                            Prospectus Supplement.

Final Scheduled Distribution Date of the
  Securities..............................  The Final Scheduled Distribution Date with respect to each Class of
                                            Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus
                                            Supplement. The Final Scheduled Distribution Date of a Class may
                                            equal the maturity date of the Primary Asset in the related Trust
                                            Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                            The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related
                                            Trust Fund. Unless otherwise specified in the related Prospectus
                                            Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary
                                            Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Yield May
                                            Vary" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of
                                            the Securities" herein.

Optional Termination......................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of
                                            Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets
                                            relating
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                                            to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related
                                            Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional
                                            Redemption, Purchase or Termination."

                                            In addition, the Prospectus Supplement may provide other
                                            circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

The Trust Fund............................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                            Supplement.

     A.  Primary Assets...................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                            Prospectus Supplement. The Primary Assets will be purchased from the
                                            Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

       (1) Loans..........................  Primary Assets for a Series will consist, in whole or in part, of
                                            Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                            Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal
                                            Housing Administration ("FHA") or partially guaranteed by the
                                            Veterans Administration ("VA"). See "The Trust Funds--The Loans" for
                                            a discussion of such guarantees. To the extent provided in the related Prospectus Supplement, additional Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related
                                            Prospectus Supplement.

                                            The "Loans" for a Series will consist of (i) closed-end home equity loans (the "Mortgage Loans") and (ii) home improvement installment sales contracts and installment loan agreements (the "Home
                                            Improvement Contracts"). The Mortgage Loans and the Home Improvement
                                            Contracts are collectively referred to herein as the "Loans." Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate. As specified in the related Prospectus Supplement, the Mortgage
                                            Loans will and the Home Improvement Contracts may be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related
                                            Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties." The related
                                            Prospectus Supplement will describe
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                                            certain characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current
                                            Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and Combined Loan-to-Value Ratios or
                                            Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by
                                            Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the
                                            Loans; (j) the use and type of each Mortgaged Property securing a
                                            Loan; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans.

       (2) Private Securities.............  Primary Assets for a Series may consist, in whole or in part, of
                                            Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or
                                            (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months);
                                            provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private
                                            Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private
                                            Securities will be distributed directly to the Trustee as registered owner of such Private Securities. The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:
                                            (i) the aggregate approximate principal amount and type of any
                                            Private Securities to be included in the Trust Fund for such Series;
                                            (ii) certain characteristics of the Underlying Loans including
                                            (A) the payment features of such Underlying Loans
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                                            (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities;
                                            (iv) the weighted average term-to-stated maturity of the Private
                                            Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the
                                            Private Securities (the "PS Servicer") and the trustee of the Private
                                            Securities (the "PS Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the
                                            Private Securities, or to such Private Securities themselves;
                                            (viii) the terms on which the Underlying Loans may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee. See "THE TRUST
                                            FUNDS--Additional Information" herein.

     B.  Collection and Distribution
         Accounts.........................  Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                            Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such
                                            Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such
                                            Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next
                                            Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such
                                            Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                            Supplement.
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     C.  Pre-Funding and Capitalized
         Interest Accounts................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding
                                            Account") established and maintained with the Trustee for the related
                                            Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series
                                            (such amount, the "Pre-Funded Amount") will be deposited in the
                                            Pre-Funding Account and may be used to purchase additional Primary
                                            Assets during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the "Pre-Funding Period"). The
                                            Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. The amount initially deposited in a pre-funding account for a Series of
                                            Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

                                            If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized
                                            Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such
                                            Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust
                                            Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related
                                            Prospectus Supplement.

Enhancement...............................  If stated in the Prospectus Supplement relating to a Series, the
                                            Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related
                                            Prospectus Supplement as rating such Series of Securities
                                            (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See
                                            "ENHANCEMENT." Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

     A.  Subordinate Securities...........  If stated in the related Prospectus Supplement, Enhancement for a
                                            Series may consist of one or more Classes of Subordinate Securities.
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                                            The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the
                                            Series, but only to the extent described in the related Prospectus
                                            Supplement.

     B.  Insurance........................  If stated in the related Prospectus Supplement, Enhancement for a
                                            Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                            Securities.

     C.  Reserve Funds....................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each a "Reserve
                                            Fund"), which will be used, as specified in such Prospectus
                                            Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

     D.  Minimum Principal Payment
         Agreement........................  If stated in the Prospectus Supplement relating to a Series of
                                            Securities, the Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement") with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                            Supplement. See "ENHANCEMENT--Minimum Principal Payment Agreement."

     E.  Deposit Agreement................  If stated in the Prospectus Supplement, the Depositor and the Trustee
                                            will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of amounts held in the Collection Account, the Distribution
                                            Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the
                                            Assumed Reinvestment Rate, in the manner specified in the Prospectus
                                            Supplement. See "ENHANCEMENT--Deposit Agreement."

Servicing.................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the
                                            Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a
                                            Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will
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                                            be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "SERVICING OF LOANS--Servicing
                                            Compensation and Payment of Expenses" herein.

Federal Income Tax Considerations

     A.  Debt Securities and REMIC
         Residual Securities..............  If (i) an election is made to treat all or a portion of a Trust Fund for
                                            a Series as a "real estate mortgage investment conduit" (a "REMIC")
                                            or (ii) so provided in the related Prospectus Supplement, a Series of
                                            Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the
                                            "Code"). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting
                                            "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual method regardless of a
                                            Holder's usual method of accounting. Securities that are Compound
                                            Interest Securities, Zero Coupon Securities or Interest Only
                                            Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                            In the case of a REMIC election, a Class of Securities may be treated as REMIC "residual interests" ("Residual Interest"). A Holder of a
                                            Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                            circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments,
                                            (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition,
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                                            (i) Residual Interests are subject to transfer restrictions and (ii)
                                            certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See
                                            "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

     B.  Non-REMIC Pass-Through
         Securities.......................  If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                            ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both on the
                                            Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

     C.  Owner Trust Securities...........  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each
                                            Certificateholder, by the acceptance of a Certificate of a given
                                            Series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "CERTAIN FEDERAL
                                            INCOME TAX CONSIDERATIONS."

ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of Securities will constitute a prohibited transaction or cause the assets of the Trust Fund to be considered "plan assets,"
                                            thereby subjecting operation of the Trust Fund to the prohibited transaction rules and fiduciary investment standards of ERISA, unless some exception or exemption is applicable.

Legal Investment..........................  Unless otherwise specified in the related Prospectus Supplement,
                                            Securities of each Series offered by this Prospectus and the related
                                            Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of
                                            1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

Use of Proceeds...........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus
                                            Supplement and
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                                            (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary
                                            Assets for a Series will be effected by an exchange of Securities with the Seller of such Primary Assets. See "USE OF PROCEEDS."

Ratings...................................  It will be a requirement for issuance of any Series that the
                                            Securities offered by this Prospectus and the related Prospectus
                                            Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                            Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private
                                            Securities, as applicable, for
                                            a Series may have on the yield to investors in the Securities of such Series. See "RISK FACTORS--Ratings Are Not Recommendations."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

NO SECONDARY MARKET

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

PRIMARY ASSETS ARE ONLY SOURCE OF REPAYMENT

     The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

LIMITED PROTECTION AGAINST LOSSES

     Although any Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "ENHANCEMENT."

YIELD MAY VARY

     The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

PROPERTY VALUES MAY BE INSUFFICIENT

     If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT

     If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no issuance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

CONSUMER PROTECTION LAWS MAY AFFECT LOANS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

CONTRACTS WILL NOT BE STAMPED

     In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

RATINGS ARE NOT RECOMMENDATIONS

     It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the

Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

     Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Mortgage Loans") secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Mortgage Loans will not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable;
(e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or
(ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained
(i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the

Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets."

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance" herein.

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such

Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

     Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws.Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract ("Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

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                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary is based on the opinion of Stroock & Stroock &
Lavan LLP, special counsel to the Depositor ("Federal Tax Counsel") as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986,

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as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or a division of a single holder of all of the equity Securities of a Series.

     The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status of Regular Interest Securities as Real Property Loans. The regular interests in a REMIC ("Regular Interest Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. For purposes of this rule, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Regular Interest Securities will be qualifying assets. Similarly, income on the Regular Interest Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to holders of Regular Interest Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(c)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

     Interest and Acquisition Discount. Securities representing Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a

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substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all

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payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

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     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue

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discount and qualified stated interest on the Multiple Variable Rate Debt
Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income,

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including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.

     Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government saturates, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an

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

insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

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

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Interest Security will be treated as an excess inclusion if the Residual Interest Securities in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

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

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware of Internal Revenue Service regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1)) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a "negative value" residual interest as a "negative value" residual interest.

     The Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. However, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made and the Trust Fund is not treated as a division of a sole owner in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fees")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of

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

services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deducible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing Fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the Securities are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Stripped Security the payments on which consist primarily or solely of a specified portion of the interest payments on Loans is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. To the extent the Trust Fund's assets are qualifying assets, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

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

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Holder who is not a United States person, as defined below, ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's

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

administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income in includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax year ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     Interest and OID of Holders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Nonresidents should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporation Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a Holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Holder other than a United States Person, as defined below, (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller

(including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. In addition, certain trusts that would otherwise not qualify as U.S. Persons under the foregoing definition can elect to be treated as U.S. Persons. Recently adopted Treasury regulations make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. These new regulations attempt to unify certification requirements and modify reliance standards and are generally effective for payments made after December 31, 1998. Prospective investors are urged to consult their own tax advisors regarding the affect these regulations may have on their particular circumstances.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Except as disclosed in the related Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     A Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will realize from a Certificate "unrelated business taxable income" as a result of the "Debt Financed Income" rules under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute its assets to a new partnership in exchange for partnership interests therein, and then dissolve and distribute the new partnership interests to the partners. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to a Certificateholder which is a foreign person pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Holders which are foreign persons that are taxable as corporations and 39.6% for all other Holders which are foreign persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each Certificateholder which is a foreign person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Certificateholder which is a foreign person must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Certificateholder which is a foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. As a result, Certificateholders which are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Certificateholder which is a foreign person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

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

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such plans or arrangements. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     A fiduciary of an employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment, the overall investment policy of the Plan and the composition of the Plan's portfolio. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as of certain plans or other retirement arrangements not subject to ERISA but subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) and any entity, including an insurance company general account, whose underlying assets include plan assets by reason of such a plan investing in such entity, (collectively, "Plans(s)"), should consult with their legal counsel to determine whether an investment in the Securities will cause the assets of the Trust Fund to be considered plan assets pursuant to the plan asset regulations set forth at 29 CFR 2510.3-101 (the "Regulation"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Fund and subjecting the Trustee and any entities providing services with respect to the operation of the Trust to the fiduciary standards of ERISA, or will cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Fund unless a statutory or regulatory exception or an administrative exemption granted by the Department of Labor ("DOL") applies to the purchase, sale, transfer or holding of the Securities.

     The Regulation contains rules for determining what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the operation of the Trust Fund may be parties in interest with respect to Plans that invest in the Trust, and subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or regulatory exception or an administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund. However, without regard to whether the Notes are treated as an equity interest for such purposes, the purchase, holding or transfer of Notes by or on behalf of a Plan could be a prohibited transaction if the Depositor or the Trustee or any of their respective affiliates is, or becomes, a party in interest or disqualified person with respect to such Plan.

     Another such exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the Regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund is held by investors other than benefit plan investors (which is defined as including both Plans and government plans), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An exemption may also be available for the purchase, holding and transfer of the Securities. The Department of Labor granted to Bear, Stearns & Co. Inc., an administrative exemption, Prohibited Transaction Exemption 90-30 (Application No. D-8207, 55 Fed. Reg. 21461) (1990) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption, wherever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). If the Trust Fund consists solely of assets covered by the Exemption, the Exemption will apply to the acquisition, holding and transfer of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch IBCA, Inc. ("Fitch") (each, a "Rating Agency");

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Securities.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest generic rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;
(ii) such fiduciary (or its affiliate) is an obligor with respect to five
(5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five
(25) percent of all of the Securities outstanding after the acquisition; and
(iv) no more than twenty-five (25) percent of the assets of any Plan for which the person serves as fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed securities transactions using pre-funding accounts for trusts issuing pass-through Securities. With respect to the Securities, the amendment generally allows a portion of the mortgages ("Loans") supporting payments to Securityholders and having a principal amount equal to no more than 25% of the total principal amount of the Securities to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by a Rating Agency.

          (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Securities receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

          (5) In order to insure that the characteristics of the Additional Loans are substantially similar to the original Loans which were transferred to the Trust: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to each Rating Agency rating the Securities, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus and Prospectus Supplement ("Offering Documents") and/or Pooling and Servicing Agreement or Sale and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

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

          (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Securityholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     In the event that the Exemption is not applicable, some other prohibited transaction class exemption issued by the DOL, including PTCE 96-23 (relating to investments by in-house asset managers), PTCE 95-60 (relating to insurance company general accounts), PTCE 91-38 (relating to bank collective funds), PTCE 90-1 (relating to insurance company pooled separate accounts) and PTCE 84-14 (relating to investments by qualified plan asset managers) may apply, depending on the circumstances.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences in their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

     "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificate" means the Asset-Backed Certificates.

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Commission" means the Securities and Exchange Commission.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

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

Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "Depositor" means Bear Stearns Asset Backed Securities, Inc.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

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

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" means the Federal National Mortgage Association.

     "Holder" means the person or entity in whose name a Security is registered.

     "Home Improvements" means the home improvements financed by a Home Improvement Contract.

     "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreement which may be unsecured or secured by purchase money security interest in the Home Improvement financed thereby.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "Loans" mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

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

     "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

     "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     "Modification" means a change in any term of a Loan.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgage Loan" means a closed-end home equity loan secured by a Mortgaged Property.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset-Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     "PS Servicer" means the servicer of the Underlying Loans.

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

     "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     "PS Trustee" means the trustee designated under a PS Agreement.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     "Securities" means the Notes or the Certificates.

     "Seller" means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     "Senior Securityholder" means a holder of a Senior Security.

     "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     "Single Family Property" means property securing a Loan consisting of one to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinate Securityholder" means a Holder of a Subordinate Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "UCC" means the Uniform Commercial Code.

     "Underlying Loans" means loans of the type eligible to be Loans underlying or securing Private Securities.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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                                 [OCWEN LOGO]

                     OCWEN HOME EQUITY LOAN TRUST 1998-OFS4

                                  $349,000,000

          HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-OFS4

                    ---------------------------------------
                             PROSPECTUS SUPPLEMENT
                    ---------------------------------------

                            BEAR, STEARNS & CO. INC.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Home Equity Loan Asset-Backed Certificates, Series 1998-OFS4 in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates,
Series 1998-OFS4 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series 1998-OFS4 will be required to deliver a prospectus supplement and prospectus until March 22, 1999.

                               DECEMBER 22, 1998

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